EXHIBIT 10.1
This Lease Agreement has been executed in several counterparts. No assignments of an ownership or security interest this Lease Agreement may be made other than by transfer of counterpart number 1.

Adel Industrial Development Authority
(a public body corporate and politic created and existing
under the laws of the State of Georgia)
as Lessor
And
Sanderson Farms, Inc. (Production Division)
(a Mississippi corporation)
as Lessee

Lease Agreement

The rights and interest of the Adel Industrial Development Authority in this Lease Agreement and the revenues and receipts derived therefrom, except for its Unassigned Rights, as defined herein, have been assigned and are the subject of a grant of a security interest to the Bondholder under a Bond Purchase Agreement dated as of even date herewith.

State of Georgia	)

Cook County	)
Parties and Recitals
     This Lease Agreement, dated as of July 1, 2006, by and between the Adel Industrial Development Authority, a public body corporate and politic created and existing under the laws of the State of Georgia (the “Lessor”), party of the first part, and Sanderson Farms, Inc. (Production Division), a duly organized and validly existing Mississippi corporation (the “Lessee”), party of the second part;
W i t n e s s e t h:
     In consideration of the respective representations and agreements hereinafter contained, the parties hereto agree as follows, provided, that in the performance of the agreements of the Lessor herein contained, any obligation it may thereby incur for the payment of money shall not constitute a general obligation of the Lessor but shall be payable solely out of the rents, revenues, receipts, and other payments derived from this Lease, and the Bonds (as hereinafter defined) shall not constitute a general obligation of the Lessor nor constitute an indebtedness or general obligation of the State of Georgia or any other agency or political subdivision of the State of Georgia, within the meaning of any constitutional or statutory provision whatsoever:

Definitions and Other Provisions of General Application
     Section 1.01. Definitions. Certain words and terms used in this Lease are defined herein. When used herein, such words and terms shall have the meanings given to them by the language employed in this Article I defining such words and terms, unless the context clearly indicates otherwise. In addition to the words and terms defined elsewhere herein, the following words and terms are defined terms under this Lease:
     “Act” means an act titled “Development Authorities Law,” codified as Chapter 62 of Title 36 of the Official Code of Georgia Annotated, as amended, as the same may be from time to time supplemented and amended.
     “Additional Rent” means the rent payable by the Lessee to the Lessor, described under the subheading “Additional Rent” in Section 5.03 of this Lease.
     “Additions or Alterations” means modifications, improvements, alterations, additions, enlargements, or expansions in, on, or to the Project.
     “Authorized Lessee Representative” means the person at the time designated to act on behalf of the Lessee by written certificate furnished to the Lessor and the Depositary, containing the specimen signature of such person and signed on behalf of the Lessee by the President or a Vice President of the Lessee. Such certificate or any subsequent or supplemental certificate so executed may designate an alternate or alternates.
     “Basic Rent” means the rent payable by the Lessee to the Lessor, described under the subheading “Basic Rent” in Section 5.03 of this Lease.
     “Bond Documents” means, collectively, this Lease, the Bond Resolution, and the Bond Purchase Agreement.
     “Bondholder” means the Persons in whose name the Bonds are registered on the registration books of the Lessor, which initially shall be the Purchaser.
     “Bond Purchase Agreement” means the Bond Purchase Agreement, dated as of even date herewith, between the Lessor and the Purchaser, under the terms of which the Lessor agreed to issue and sell the Bonds to the Purchaser and the Purchaser agreed to purchase the Bonds from the Lessor, and the Lessor assigned, pledged, and granted a first priority security interest in the Bond Rent as security for the payment of principal of, and premium, if any, and interest on, the Bonds. The term Bond Purchase Agreement shall include any amendments or supplements thereto.
     “Bond Rent” means all the Lessor’s right, title, interest, remedies, powers, options, benefits, and privileges in, to, and under this Lease (reserving, however, to the Lessor the Unassigned Rights, as defined herein) and all amounts due and to become due to the Lessor under and pursuant to this Lease.

     “Bond Resolution” means the resolution or resolutions adopted by the Governing Body of the Lessor authorizing the issuance and sale of the Bonds and the security therefor.
     “Bonds” means the revenue Bonds designated “Adel Industrial Development Authority Revenue Bonds (Sanderson Farms, Inc. (Production Division) Project), Series 2006,” to be dated as of even date herewith, in the aggregate principal amount of $17,200,000, to be issued pursuant to the Bond Purchase Agreement, and any Bond issued in substitution or exchange therefor.
     “Building” means those certain buildings and all other fixtures, structures, and improvements that are, or will be, constructed or installed on the Leased Premises in accordance with this Lease.
     “Completion Date” means the date of substantial completion of the acquisition, construction, equipping, and installation of a Project, as that date shall be certified as provided in Section 4.06.
     “Construction Contracts” means the contracts among the Lessor, the Lessee, and the general contractor for the construction and installation of the Building and the contracts among the Lessor, the Lessee, and suppliers for the acquisition of the Leased Equipment.
     “Construction Period” means the period between the beginning of construction and installation of the Building and the Completion Date.
     “Consulting Architect” means the architect or architectural firm at the time employed by the Lessee and designated to act on behalf of the Lessor by written certificate furnished to the Bondholder, containing the signature of such person or the signature of a partner or officer of such firm, and signed on behalf of the Lessor by the Chairman of the Lessor. The Consulting Architect shall be registered and qualified to practice architecture under the laws of the State and shall not be an employee of the Lessor or the Lessee.
     “Costs of the Project” means those costs and expenses paid or incurred in connection with the acquisition, construction, equipping, and installation of the Project and permitted by Section 4.03 to be paid or reimbursed from Bond proceeds.
     “County” means Cook County, Georgia.
     “Depositary” means initially the Company, and its successors and assigns, or any successor depositary for the Project Fund hereafter appointed by the Lessor at the direction of the Lessee.
     “Environmental Laws” means all federal, state, and local laws, rules, regulations, ordinances, programs, permits, guidances, orders, and consent decrees relating to health, safety, and environmental matters, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, the Toxic Substances Control Act, as amended, the Resource Conservation and Recovery Act, as amended, the Clean Water Act, as amended, the Clean Air Act, as amended, the Superfund Amendments and

Reauthorization Act of 1986, as amended, state and federal superlien and environmental cleanup programs and laws, and U.S. Department of Transportation regulations.
     “Event of Default” means the events specified in Section 10.01 of this Lease.
     “Governing Body” means, as to the Lessor, the members of the Lessor acting as its board of directors.
     “Government Obligations” means direct general obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of Treasury of the United States of America) or obligations the payment of the principal of and interest on which when due are fully and unconditionally guaranteed by the United States of America.
     “Gross Rent” means the Basic Rent and the Additional Rent, as well any other amounts payable under Section 5.03.
     “Independent Counsel” means an attorney or firm of attorneys duly admitted to practice law before the highest court of any state of the United States and not in the full-time employment of the Lessor or the Lessee.
     “Lease” means the within Lease Agreement between the Lessor and the Lessee, as the same may be amended from time to time in accordance with the provisions hereof.
     “Leased Equipment” means the fixtures, trade fixtures, equipment, machinery, and other personal property described in Exhibit B attached hereto which, by this reference thereto, is incorporated herein, and all replacements, substitutions, and additions thereto.
     “Leased Premises” means the real estate described in Exhibit A attached hereto which, by this reference thereto, is incorporated herein.
     “Lease Term” means the duration of the leasehold estate created under this Lease as specified in Section 5.01.
     “Lessee” means Sanderson Farms, Inc. (Production Division), a duly organized, existing, and in good standing under and by virtue of the laws of the State of Mississippi, the party of the second part hereto, and its successors and assigns.
     “Lessee Contracts” means, collectively, this Lease and the PILOT Agreement.
     “Lessor” means the Adel Industrial Development Authority, a public body corporate and politic created and existing under the laws of the State, and its successors and assigns.
     “Lessor Contracts” means, collectively, this Lease, the PILOT Agreement, and the Bond Purchase Agreement.
     “Net Proceeds,” when used with respect to any insurance or condemnation award or with respect to any other recovery on a contractual claim or claim for damage to or for taking of property, means the gross proceeds from the insurance or condemnation award or recovery with respect to which that term is used remaining after payment of all costs and expenses (including reasonable and actual attorneys’ fees) incurred in the collection of such gross proceeds.
     “Permitted Encumbrances” means all encumbrances on any portion of the Project on the date Lessor acquires title thereto, encumbrances to which the Lessee has consented or which the Lessor has granted, and vendors’, mechanics’, and materialmen’s liens arising from the acquisition, construction, and equipping of the Project, or the repair, replacement, or renovation of the Project, or any part thereof, but any such venders’, mechanics’, or materialmen’s liens must be discharged prior to any foreclosure thereof.
     “Permitted Investments” means any of the following classes of securities, to the extent to which investment in such securities is permitted under State law:
     (1) the local government investment pool created in Chapter 83 of Title 36 of the Official Code of Georgia Annotated;
     (2) bonds or obligations of the Lessor or bonds or obligations of the State or other counties, municipal corporations, and political subdivisions of the State;
     (3) bonds or other obligations of the United States or of subsidiary corporations of the United States government which are fully guaranteed by such government;
     (4) obligations of agencies of the United States government issued by the Federal Land Bank, the Federal Home Loan Bank, the Federal Intermediate Credit Bank, or the Central Bank for Cooperatives;
     (5) bonds or other obligations issued by any public housing agency or municipal corporation in the United States, which bonds or obligations are fully secured as to the payment of both principal and interest by a pledge of annual contributions under an annual contributions contract or contracts with the United States government, or project Bonds issued by any public housing agency, urban renewal agency, or municipal corporation in the United States which are fully secured as to payment of both principal and interest by a requisition, loan, or payment agreement with the United States government;
     (6) securities of or other interests in any no-load, open-end management type investment company or investment trust registered under the Investment Company Act of 1940, as from time to time amended, or any common trust fund maintained by any bank or trust company which holds such proceeds as trustee or by an affiliate thereof so long as:
     (A) the portfolio of such investment company or investment trust or common trust fund is limited to the obligations described in clause (3) above and repurchase agreements fully collateralized by any such obligations;
     (B) such investment company or investment trust or common trust fund takes delivery of such collateral either directly or through an authorized custodian;

     (C) such investment company or investment trust or common trust fund is managed so as to maintain its shares at a constant net asset value; and
     (D) securities of or other interests in such investment company or investment trust or common trust fund are purchased and redeemed only through the use of national or state banks having corporate trust powers and located within the State; and
     (7) certificates of deposit of national or state banks located within the State that have deposits insured by the Federal Deposit Insurance Corporation and certificates of deposit of federal savings and loan associations and state building and loan or savings and loan associations located within the State that have deposits insured by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation or the Georgia Credit Union Deposit Insurance Corporation, including the certificates of deposit of any bank, savings and loan association, or building and loan association acting as depository, custodian, or trustee for any such Bond proceeds.
     The portion of the certificates of deposit described in clause (7) above in excess of the amount insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation, or the Georgia Credit Union Deposit Insurance Corporation, if any, must be secured by deposit, with the Federal Reserve Bank of Atlanta, Georgia, or with any national or state bank or federal savings and loan association or state building and loan or savings and loan association located within the State, of one or more of the following securities in an aggregate principal amount equal at least to the amount of such excess: direct and general obligations of the State or of any county or municipal corporation in the State, obligations of the United States or subsidiary corporations described in clause (3) above, obligations of the agencies of the United States government described in clause (4) above, or bonds, obligations, or project notes of public housing agencies, urban renewal agencies, or municipalities described in clause (5) above.
     “Person” means natural persons, firms, joint ventures, associations, trusts, partnerships, corporations, and public bodies.
     “PILOT Agreement” means the PILOT Agreement, dated as of even date herewith, between the Lessor, the Lessee, and Cook County, Georgia.
     “Plans and Specifications” means the detailed plans and specifications for the construction, equipping, and installation of the Building prepared by the Consulting Architect or by architects and engineers acceptable to the Consulting Architect, as amended from time to time by the Lessee, a copy of which are or will be on file with the Lessor.
     “Project” means, collectively, the Leased Premises, the Building, and the Leased Equipment, the collective cost of which shall be not less than $17,200,000. The Lessee may designate subsequent Projects by delivery of a notice to that effect to the Lessor and the Purchaser describing such Project in detail.
     “Project Fund” means the fund created in Section 5.1 of the Bond Purchase Agreement and referred to herein.

     “Purchaser” means Sanderson Farms, Inc. (Production Division), a Mississippi corporation.
     “Security” means the Bond Rent and any and all property subject to the pledge and grant of security interest contained in the Bond Purchase Agreement.
     “State” means the State of Georgia.
     “Unassigned Rights” means all of the rights of the Lessor to receive reimbursements and payments pursuant to Sections 6.07, 8.06, and 10.04, and to be held harmless and indemnified pursuant to Section 8.06.
     Section 1.02. Construction of Certain Terms. For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, the following rules of construction shall apply:
(1)	The use of the masculine, feminine, or neuter gender is for convenience only and shall be deemed and construed to include correlative words of the masculine, feminine, or neuter gender, as appropriate.

(2)	“This Lease” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more leases supplemental hereto entered into pursuant to the applicable provisions hereof.

(3)	All references in this instrument to designated “Articles,” “Sections,” and other subdivisions are to the designated articles, sections, and other subdivisions of this instrument. The words “herein, “hereof,” and “hereunder” and other words of similar import refer to this Lease as a whole and not to any particular article, section, or other subdivision.

(4)	All words used herein in the singular or plural shall be deemed to have been used in the plural or singular where the context or construction so requires. The terms defined in this Article shall have the meanings assigned to them in this Article and include the plural as well as the singular.

(5)	All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as promulgated by the American Institute of Certified Public Accountants, on and as of the date of this instrument.

(6)	“Or” is not exclusive.

(7)	The words “herein,” “hereof,” “hereto,” “hereby,” and “hereunder” and other words of similar import refer to this Lease as a whole and not to any particular Article, Section, or other subdivision.

(8)	The term “hereafter” shall mean after, and the term “heretofore” shall mean before, the date of execution and delivery of this Lease.

     Section 1.03. Table of Contents; Titles and Headings. The table of contents, the titles of the articles, and the headings of the sections of this Lease are solely for convenience of reference, are not a part of this Lease, and shall not be deemed to affect the meaning, construction, or effect of any of its provisions.
     Section 1.04. Contents of Certificates or Opinions. Every certificate or opinion with respect to the compliance with a condition or covenant provided for in this Lease shall include: (i) a statement that the person or persons making or giving such certificate or opinion have read such covenant or condition and the definitions herein relating thereto, (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (iii) a statement that, in the opinion of the signers, they have made or caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such covenant or condition has been complied with, and (iv) a statement as to whether, in the opinion of the signers, such condition or covenant has been complied with.
     Any such certificate or opinion made or given by an officer of the Lessor or the Lessee may be based, insofar as it relates to legal or accounting matters, upon a certificate or an opinion of counsel or an accountant, which certificate or opinion has been given only after due inquiry of the relevant facts and circumstances, unless such officer knows that the certificate or opinion with respect to the matters upon which his certificate or opinion may be based is erroneous or in the exercise of reasonable care should have known that the same was erroneous. Any such certificate or opinion made or given by counsel or an accountant may be based (insofar as it relates to factual matters with respect to information which is in the possession of an officer of the Lessor or the Lessee or any third party) upon the certificate or opinion of or representations by an official of the Lessor or the Lessee or any third party on whom counsel or an accountant could reasonably rely unless such counsel or such accountant knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion may be based as aforesaid are erroneous or in the exercise of reasonable care should have known that the same were erroneous. The same officer of the Lessor or the Lessee, or the same counsel or accountant, as the case may be, need not certify to or render an opinion as all of the matters required to be certified or cover by an opinion under any provision of this Lease, but different officers, counsel, or accountants may certify or cover by an opinion as to different matters, respectively.
[End of Article I]

REPRESENTATIONS AND UNDERTAKINGS
     Section 2.01. Representations by the Lessor. The Lessor makes the following representations and warranties as the basis for the undertakings on its part herein contained:
     (a) Creation and Authority. The Lessor is a public body corporate and politic duly created and validly existing under the laws of the State. The Lessor has all requisite power and authority under the Act and the laws of the State (1) to issue the Bonds, (2) to acquire, construct, equip, and install the Project and to lease the Project to the Lessee, and (3) to enter into, perform its obligations under, and exercise its rights under this Lease. The Act authorizes the Lessor to borrow money and to issue its obligations and to use the proceeds thereof for the purpose of paying all or part of the cost of any “project,” which includes buildings or structures to be used in the production, manufacturing, processing, assembling, storing, or handling of any manufactured product, including the cost of extending, adding to, or improving the project, to otherwise carry out the purposes of the Act, and to pay all other costs of the Lessor incident to or necessary and appropriate to such purposes, including the providing of funds to be paid into any fund or funds to secure such bonds. The Act authorizes the Lessor to construct, acquire, own, repair, remodel, maintain, extend, improve, and equip projects located on land owned by the Lessor and to lease and grant options for any real or personal property or interest therein. The Act also authorizes the Lessor as security for repayment of its obligations, to pledge, convey, assign, hypothecate, or otherwise encumber any property, real or personal, of the Lessor and to execute any trust agreement, indenture, or security agreement containing any provisions not in conflict with law. The Lessor has found that the Project constitutes a “project” within the meaning of that term as defined in the Act, has found that the Project will develop and promote trade, commerce, industry, and employment opportunities for the public good and the general welfare, will promote the general welfare of the State, and will increase or maintain employment in the territorial area of the Lessor, and has found that the Project is for the lawful and valid public purposes set forth in the Act.
     (b) Pending Litigation. Except as set forth on Schedule A hereto, there are no actions, suits, proceedings, inquiries, or investigations pending or, to the knowledge of the Lessor, after making due inquiry with respect thereto, threatened against or affecting the Lessor in any court or by or before any governmental authority or arbitration board or tribunal, which involve the possibility of materially and adversely affecting the transactions contemplated by this Lease or which, in any way, would adversely affect the validity or enforceability of the Bonds, the Lessor Contracts, or any agreement or instrument to which the Lessor is a party and which is used or contemplated for use in the consummation of the transactions contemplated hereby or thereby, nor is the Lessor aware of any facts or circumstances presently existing which would form the basis for any such actions, suits, proceedings, inquiries, or investigations.
     (c) Transactions Are Legal and Authorized. The issue and sale of the Bonds, the execution and delivery by the Lessor of the Lessor Contracts, and the compliance by the Lessor with all of the provisions of each thereof, (i) are within the purposes, powers, and authority of the Lessor, (ii) have been done in full compliance with the provisions of the Act and have been approved by the Lessor and are legal and will not conflict with or constitute on the part of the Lessor a violation of or a breach of or a default under, or result in the creation or imposition of any lien, charge, restriction, or encumbrance upon any property of the Lessor under the provisions of, any charter instrument, bylaw, indenture, mortgage, deed to secure debt, pledge, note, lease, loan, or installment sale agreement, contract, or other agreement or instrument to which the Lessor is a party or by which the Lessor or its properties are otherwise subject or bound, or any license, judgment, decree, law, statute, order, writ, injunction, demand, rule, or regulation of any court or governmental agency or body having jurisdiction over the Lessor or any of its activities or properties, and (iii) have been duly authorized by all necessary action on the part of the Lessor.
     (d) Governmental Consents. Neither the nature of the Lessor nor any of its activities or properties, nor any relationship between the Lessor and any other Person, nor any circumstance in connection with the offer, issue, sale, or delivery of the Bonds is such as to require the consent, approval, permission, order, license, or authorization of, or the filing, registration, or qualification with, any governmental authority on the part of the Lessor in connection with the execution, delivery, and performance of the Lessor Contracts, the consummation of any transaction therein contemplated, or the offer, issue, sale, or delivery of the Bonds, except as shall have been obtained or made and as are in full force and effect.
     (e) No Defaults. To the knowledge of the Lessor, after making due inquiry with respect thereto, no event has occurred and no condition exists which would constitute an event of default under this Lease or the Bond Purchase Agreement, or which, with the lapse of time or with the giving of notice or both, would become an event of default. To the knowledge of the Lessor, after making due inquiry with respect thereto, the Lessor is not in default or violation in any material respect under the Act or under any charter instrument, bylaw, or other agreement or instrument to which it is a party or by which it may be bound.
     (f) No Prior Pledge. Neither the Lessor Contracts, the Project, nor any of the payments or amounts to be received by the Lessor under the Lessor Contracts or with respect to the Project have been or will be mortgaged, pledged, or hypothecated in any manner or for any purpose or have been or will be the subject of a grant of a security interest by the Lessor other than as provided in the Bond Purchase Agreement as security for the payment of the Bonds.
     (g) Disclosure. The representations of the Lessor contained in this Lease and any certificate, document, written statement, or other instrument furnished to the Purchaser by or on behalf of the Lessor in connection with the transactions contemplated hereby do not contain any untrue statement of a material fact relating to the Lessor and do not omit to state a material fact relating to the Lessor necessary in order to make the statements contained herein and therein relating to the Lessor not misleading. Nothing has come to the attention of the Lessor which would materially and adversely affect or in the future may (so far as the Lessor can now reasonably foresee) materially and adversely affect the Project by the Lessor and the Lessee or any other transactions contemplated by the Bond Documents which has not been set forth in writing to the Purchaser or in the certificates, documents, and instruments furnished to the Purchaser by or on behalf of the Lessor prior to the date of execution of this Lease in connection with the transactions contemplated hereby.

     (h) Compliance with Conditions Precedent to the Issuance of the Bonds. All acts, conditions, and things required to exist, happen, and be performed precedent to and in the execution and delivery by the Lessor of the Bonds do exist, have happened, and have been performed in due time, form, and manner as required by law; the issuance of the Bonds, together with all other obligations of the Lessor, do not exceed or violate any constitutional or statutory limitation.
     Section 2.02. Representations by the Lessee. The Lessee makes the following representations and warranties as the basis for the undertakings on its part herein contained:
     (a) Organization and Power. The Lessee is a corporation duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Mississippi is duly qualified to transact business in the State, and has all requisite power and authority to lease the Project from the Lessor and to enter into, perform its obligations under, and exercise its rights under this Lease.
     (b) Pending Litigation and Taxes. There are no actions, suits, proceedings, inquiries, or investigations pending or, to the knowledge of the Lessee, after making due inquiry with respect thereto, threatened against or affecting the Lessee in any court or by or before any governmental authority or arbitration board or tribunal, which involve the possibility of materially and adversely affecting the properties, business, prospects, profits, operations, or condition (financial or otherwise) of the Lessee, or the ability of the Lessee to perform its obligations under this Lease or the transactions contemplated by this Lease or which, in any way, would adversely affect the validity or enforceability of this Lease or any agreement or instrument to which the Lessee is a party and which is used or contemplated for use in the consummation of the transactions contemplated hereby or thereby, nor is the Lessee aware of any facts or circumstances presently existing which would form the basis for any such actions, suits, proceedings, inquiries, or investigations. The Lessee is not in default with respect to any judgment, order, writ, injunction, decree, demand, rule, or regulation of any court, governmental authority, or arbitration board or tribunal. All tax returns (federal, state, and local) required to be filed by or on behalf of the Lessee have been duly filed, and all taxes, assessments, and other governmental charges shown thereon to be due, including interest and penalties, except such, if any, as are being actively contested by the lessee in good faith, have been paid or adequate reserves have been made for the payment thereof.
     (c) Agreements Are Legal and Authorized. The execution and delivery by the Lessee of this Lease, the consummation of the transactions herein contemplated, and the fulfillment of or the compliance with all of the provisions hereof (i) are within the power, legal right, and authority of the Lessee, and (ii) are legal and will not conflict with or constitute on the part of the Lessee a violation of or a breach of or a default under, or result in the creation or imposition of any lien, charge, restriction, or encumbrance upon an property of the Lessee under the provisions of, any organic document, indenture, mortgage, deed to secure debt, pledge, Bond, lease, loan, or installment sale agreement, contract, or other agreement or instrument to which the Lessee is a party or by which the Lessee or its properties are otherwise subject or bound, or any license, law, statute, rule, regulation, judgment, order, writ, injunction, decree, or demand of any court or governmental agency or body having jurisdiction over the Lessee or any of its activities or properties, and (iii) have been duly authorized by all necessary and appropriate corporate action on the part of the Lessee. This Lease is the valid, legal, binding, and enforceable obligation of the Lessee. The officers of the Lessee executing this Lease are duly and properly in office and are fully authorized and empowered to execute the same for and on behalf of the Lessee.
     (d) Governmental Consents. To the knowledge of the Lessee, no circumstances in connection with the execution, delivery, and performance by the Lessee of its obligations under this Lease or the offer, issue, sale, or delivery by the Lessor of the Bonds are such as to require the consent, approval, permission, order, license, or authorization of, or the filing, registration, or qualification with, any governmental authority on the part of the Lessee in connection with the execution, delivery, and performance of this Lease, the consummation of any transaction herein contemplated, or the offer, issue, sale, or delivery of the Bonds, except as shall have been obtained or made and as are in full force and effect and except as are not presently obtainable. To the knowledge of the Lessee, after making due inquiry with respect thereto, the Lessee will be able to obtain all such additional consents, approvals, permissions, orders, licenses, or authorizations of governmental authorities as may be required on or prior to the date the Lessee is legally required to obtain the same in connection with the performance of its obligations under this Lease.
     (e) No Defaults. No event has occurred and no condition exists that would constitute an Event of Default or which, with the lapse of time or with the giving of notice or both, would become an Event of Default. To the knowledge of the Lessee, after making due inquiry with respect thereto, the Lessee is not in default or violation in any material respect under any organic document or other agreement or instrument to which it is a party or by which it may be bound.
     (f) Compliance with Law. Except as disclosed in writing from the Lessee to the Lessor, to the knowledge of the Lessee, after making due inquiry with respect thereto, the Lessee is not in violation of any laws, ordinances, or governmental rules or regulations (including, without limitation, all Environmental Laws) to which it or its properties are subject and has not failed to obtain any licenses, permits, franchises, or other governmental authorizations (which are presently obtainable) necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain might materially and adversely affect the business, prospects, profits, and financial condition of the Lessee, and there have been no citations, notices, or orders of noncompliance issued to the Lessee under any such law, ordinance, rule, or regulation.
     (g) Restrictions on the Lessee. The Lessee is not a party to or bound by any contract, instrument, or agreement, or subject to any other restriction, that materially and adversely affects its business, properties, assets, operations, or condition (financial or otherwise). The Lessee is not a party to any contract or agreement that restricts the right or ability of the Lessee to incur indebtedness for borrowed money or to enter into long-term leases.
     (h) Disclosure. The representations of the Lessee contained in this Lease and any certificate, document, written statement, or other instrument furnished by or on behalf of the Lessee to the Lessor in connection with the transactions contemplated hereby, do not contain any untrue statement of a material fact and do not omit to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact that the Lessee has not disclosed to the Lessor in writing that materially and adversely affects or in the future may (so far as the Lessee can now reasonably foresee) materially and adversely affect the acquisition, construction, equipping, or installation of the Project or the ability of the Lessee to perform its obligations under this Lease or any of the documents or transactions contemplated hereby or thereby or any other transactions contemplated by this Lease which has not been set forth in writing to the Lessor or in the certificates, documents, and instruments furnished to the Lessor by or on behalf of the Lessee prior to the date of execution of this Lease in connection with the transactions contemplated hereby.
     (i) Undertakings Required by the Act. The issuance of the Bonds by the Lessor for the benefit of the Lessee and the acquisition, construction, equipping, and installation of the Project for lease to the Lessee has induced the Lessee to lease the Project from the Lessor to develop and promote trade, commerce, industry, and employment opportunities for the public good and the general welfare, to promote the general welfare of the State, and to increase or maintain employment in the territorial area of the Lessor, all to the public benefit and good.
     (j) Compliance. The Lessee will comply, in all material respects, with all applicable laws, regulations, and orders pertaining to the operation of the Project as contemplated by this Lease, such compliance to include, without limitation, paying and discharging, as the same may become due and payable, all taxes, assessments, and other governmental charges or levies against or on any of its property, as well as claims of any kind which, if unpaid, might become a lien upon any of its properties, except those laws, regulations, and orders, the non-compliance of which would not have a material adverse effect upon the ability of the Lessee to perform its obligations under this Lease; provided, however, that the foregoing shall not require the Lessee to comply with any such law, regulation, or order so long as it in good faith shall contest the validity thereof and shall, with respect to the payment of any such tax, assessment, charge, levy, or lien, in accordance with generally accepted accounting principles, set aside and maintain on its books adequate reserves with respect thereto.
[End of Article II]

DEMISING CLAUSE; SECURITY; TITLE
     Section 3.01. Demise of the Project. The Lessor hereby demises and leases to the Lessee, and the Lessee hereby leases from the Lessor, the Project at the Gross Rent and for the Lease Term and in accordance with the provisions of this Lease. Nothing in this Lease shall be construed to require the Lessor to operate the Project other than as lessor.
     Section 3.02. Security for Payments under the Bonds. As security for the payment of the Bonds, the Lessor has executed and delivered the Bond Purchase Agreement. The Lessee hereby consents to the assignment and grant of a first priority security interest made in the Bond Purchase Agreement, and hereby agrees that its obligations to make all payments under this Lease shall be absolute and shall not be subject to any defense, except payment, or to any right of setoff, counterclaim, or recoupment arising out of any breach by the Lessor of any obligation to the Lessee, whether hereunder or otherwise, or arising out of any indebtedness or liability at any time owing to the Lessee by the Lessor. The Lessee further agrees that all payments of rent required to be made under this Lease, except for those arising out of Unassigned Rights, shall be paid directly to the Bondholder for the account of the Lessor. The Bondholder shall have all rights and remedies herein accorded to the Lessor (except for Unassigned Rights), and any reference herein to the Lessor shall be deemed, with the necessary changes in detail, to include the Bondholder, and the Bondholder is deemed to be and is a third party beneficiary of the representations, covenants, and agreements of the Lessee herein contained.
     Section 3.03. Warranty of Title. The Lessor warrants that (a) it has acquired good and marketable fee simple title to the Leased Premises, and (b) it will be the legal owner of all Leased Equipment and the Building and will have good and merchantable title to the Leased Equipment.
[End of Article III]

ACQUISITION AND CONSTRUCTION OF THE PROJECT;
ISSUANCE OF THE BONDS; FUNDS
     Section 4.01. Agreement to Acquire, Construct, Equip, and Install the Project. Promptly following the issuance and sale of the Bonds, the Lessor will acquire the Leased Premises; acquire, construct, equip, and install the Building; and acquire and install therein the Leased Equipment. The Lessor hereby authorizes the Lessee to, on its behalf and as its agent, acquire, construct, equip, and install the Project. The Lessee agrees (i) that it will exercise the foregoing authorizations given to it by the Lessor, (ii) that the Project will be acquired or leased and constructed and installed, without material deviation from the Plans and Specifications, and (iii) that it will cause the Leased Equipment to be acquired or leased in the name of the Lessor. The Lessor will enter into, or accept the assignment of, such contracts as the Lessee may request in order to effectuate the purposes of this Section. The Lessor will not execute any contract or give any order for the acquisition, construction, equip, or installation of any portion of the Project unless and until the Lessee shall have approved the same in writing and advanced the funds necessary to carry out such contract or order pursuant to Section 4.03. The Lessor shall not be required to enter into any lease of Leased Equipment or any other contract providing for the payment of money unless its liability under such lease or contract is limited to amounts on deposit in the Project Fund or payments received from the Lessee.
     The Lessee further agrees that it will, at all times during the construction of the Project, maintain or cause the general contractor to maintain in full force and effect Builder’s Risk - Completed Value Form insurance insuring the Building against fire, lightning, and all other risks covered by the extended coverage endorsement then in use in the State to the full insurable value of the Building. Such policy or policies of insurance shall name the Lessee and the Lessor as insureds, as their respective interests may appear, and all Net Proceeds received under such policy or policies by the Lessee or the Insurer shall be applied as directed by the Lessee. In addition, the Lessee shall cause the general contractor at all times during the construction of the Building to maintain general liability insurance in an amount not less than that required to be maintained by the Lessee under Section 6.04, and the Lessee shall cause the general contractor to maintain worker’s compensation insurance as required by law. Such insurance policy or policies shall contain a provision that such insurance may not be canceled by the issuer thereof without at least thirty- (30-) days’ advance written notice to the Lessor and the Lessee. All such policies, or copies thereof, or certificates that such insurance is in full force and effect shall be delivered to the Lessor at or prior to the commencement of construction.
     The Lessee covenants to cause the Project to be constructed, equipped, and installed in accordance with the Plans and Specifications and the Construction Contracts and warrants that the construction, equipping, and installation of the Building and the Leased Equipment in accordance with the Plans and Specifications will result in a facility suitable for use by the Lessee and that all real and personal property provided for therein is necessary or appropriate in connection with the Project. The Lessee may make changes in or additions to the Plans and Specifications; provided, however, changes in or additions to the Plans and Specifications which are material shall be subject to the prior written approval of the Consulting Architect.

     The Lessee shall not permit any mechanics’ or materialmen’s or other liens to be perfected or remain against the Project for labor or materials furnished in connection with the construction of the Project, provided that it shall not constitute an event of default hereunder if such a lien is filed if the Lessee notifies the Lessor of the existence of such lien and if the Lessee in good faith promptly contests such lien in accordance with the provisions of Section 6.08 of this Lease.
     The Lessee agrees, on behalf of the Lessor, to complete the acquisition, construction, equipping, and installation of the Project as promptly as practicable and with all reasonable dispatch after the date of issuance of the Bonds. All Leased Equipment that is to be subject to the operation of this Lease shall be acquired in the name of the Lessor on or before the date that is one year after the Completion Date. No Leased Equipment that is to be subject to the operation of this Lease shall be acquired in the name of the Lessor after the date that is one year after the Completion Date.
     Section 4.02. Agreement to Issue the Bonds; Application of Proceeds. In order to provide funds for payment of the Costs of the Project, the Lessor agrees that it shall execute and deliver the Bond Purchase Agreement and will sell and cause to be delivered to the Purchaser the Bonds in the aggregate principal amount not to exceed $17,200,000, and will thereupon deposit in the Project Fund all advances of purchase price of the Bonds made from time to time under the terms of the Bond Purchase Agreement as provided therein.
     Section 4.03. Application of Moneys in the Project Fund. The Lessor shall in the Bond Purchase Agreement authorize and direct the Depositary to use the moneys in the Project Fund to pay the following (but for no other purposes):
     (a) (i) the cost of the preparation of Plans and Specifications (including any preliminary study or planning of the Project or any aspect thereof), (ii) the cost of acquisition, construction, equipping, and installation of the Project and all acquisition, construction, equipping, and installation expenses required to provide utility services or other facilities and all real or personal properties deemed necessary in connection with the Project (including development, architectural, engineering, and supervisory services with respect to any of the foregoing), and (iii) any other costs and expenses relating to the Project;
     (b) (i) the purchase price of the Leased Premises, the Building, and the Leased Equipment, including all costs incident thereto, (ii) labor, services, materials, and supplies used or furnished in site improvement and in the construction of the Project, including all costs incident thereto, (iii) the cost of the acquisition, construction, equipping, and installation of utility services or other facilities, (iv) all real and personal property deemed necessary in connection with the Project, (v) consulting and development fees payable to the Lessee or others, and (vi) the miscellaneous expenses incidental to any of the foregoing items including the premium on any surety bond;
     (c) to such extent as they shall not be paid by a contractor for construction or installation with respect to any part of the Project, the premiums on all insurance required to be taken out and maintained during the Construction Period under this Lease, or reimbursement thereof if paid by the Lessee;
     (d) the taxes, assessments, and other charges, if any, referred to in Section 6.03 that may become payable during the Construction Period, or reimbursement thereof if paid by the Lessee;
     (e) expenses incurred in seeking to enforce any remedy against any contractor or subcontractor in respect of any default under a contract relating to the Project;
     (f) the fees or out-of-pocket expenses of the Lessee, if any, including, but not limited to, architectural, engineering, and supervisory services with respect to the Project;
     (g) the fees, or out-of-pocket expenses, if any, of those providing services with respect to the Project, including, but not limited to, architectural, engineering, and supervisory services;
     (h) the Lessee or the Lessor of such amounts, if any, as shall be necessary to reimburse the Lessee or the Lessor in full for all advances and payments made by either of them for any of the items set forth in (a) through (g) above; and
     (i) any other costs and expenses relating to the Project that would constitute a “cost of the Project” permitted to be paid by the Lessor under the Act.
     (j) All proceeds of the Bonds remaining in the Project Fund after the Completion Date, less amounts retained or set aside to meet costs not then due and payable or which are being contested, shall be used to redeem the Bonds on the next succeeding Payment Date.
     Section 4.04. Disbursements from the Project Fund.
     (a) Subject to compliance by the Lessee with all of the terms, provisions, and conditions of this Lease, including, but not limited to, the applicable conditions for disbursements set forth in this Section, the Lessor will cause the Depositary to disburse sums in the Project Fund to the Lessee or to the appropriate payee for Costs of the Project in one or more disbursements, upon the submission by the Lessee to the Depositary of a disbursement request in the form attached hereto as Exhibit C (a “Certificate and Requisition for Payment”), accompanied by an itemization of Costs of the Project in such detail as the Depositary shall require, and the accuracy of such cost and fee itemization shall be certified by the Lessee. The disbursement request must be signed by the Authorized Lessee Representative.
     (b) The Depositary shall fund, on the same banking day on which it receives the fully executed Certificate and Requisition for Payment, each Certificate and Requisition for Payment, provided that sufficient funds are then available in the Project Fund.
     (c) Notwithstanding any other terms and provisions set forth herein, the Depositary may, in the discretion of the Lessee, make all disbursements or any disbursement directly to the Lessee, or to subcontractors, laborers, materialmen, or persons furnishing labor, services, or materials used or to be used on or in the construction of the Project (including authorized extras) or to any combination of them. Any such disbursement shall be deemed to have been made to the Lessee or for its account.
     (d) The execution of each Certificate and Requisition for Payment submitted for disbursements relating to Costs of the Project by the Lessee shall constitute the certification, warranty, and agreement of the Lessee as follows:
     (i) all evidence, statements, and other writings required to be furnished under the terms of this Lease are true and omit no material fact, the omission of which may make them misleading; and
     (ii) all moneys previously disbursed have been used solely to pay for Costs of the Project, and the Lessee has written evidence to support this item of warranty.
     (e) The Lessee covenants and agrees that, upon the request of the Lessor from time to time, it shall furnish the Lessor with evidence which is reasonably satisfactory to the Lessor (including, but not limited to, certificates and affidavits of the Lessee and/or the Consulting Architect or any contractor or such other person as the Lessor may reasonably require) showing that the Lessee has substantially complied with all of the Lessee’s obligations hereunder.
     (f) Each Certificate and Requisition for Payment shall constitute a representation by the Lessee that the moneys therein referred to have been or are to be used for one of the purposes set forth in Section 4.03 of this Lease and that none of the items for which payment is requested has formed the basis for any payment previously made from the Project Fund, and the Depositary shall be entitled to rely thereon and shall be held harmless by the Lessee for all liability in connection therewith.
     (g) All disbursements (except the disbursement required to be made at the time of issuance of the Bonds) shall be made on the same banking day on which the Depositary receives the completed Certificate and Requisition for Payment and shall be made at the office of the Depositary or at such other place as the Depositary may designate. If sufficient liquid funds are not available to the Depositary at the time of presentment of a Certificate and Requisition for Payment due to the particular form of Project Fund investments or a lack of funds, payment of such Certificate and Requisition for Payment shall be delayed until liquid funds or additional funds sufficient to satisfy the requirements of this Section are received by the Depositary.
     (h) The Depositary shall not make any disbursements from the Project Fund for Leased Equipment or any other personal property unless the Depositary shall have first received copies of the bills of sale or other evidence that title to such Leased Equipment and other property has been taken in the name of the Lessor.
     Section 4.05. Obligation of the Parties to Cooperate in Furnishing Documents; Reliance of the Depositary. Upon payment of any expenses of the Lessor incurred in connection therewith pursuant to Section 5.03, the Lessor agrees to cooperate with the Lessee in furnishing to the Depositary the documents referred to in Sections 4.03 and 4.04 that are required to effect payments out of the Project Fund, and the Lessor agrees to cause such orders to be directed to the Depositary as may be necessary to effect payments out of the Project Fund, in accordance with Sections 4.03 and 4.04. Such obligation of the Lessor is subject to any provisions of the Bond Purchase Agreement requiring additional documentation with respect to payments and shall not extend beyond the moneys in the Project Fund available for payment under the terms of the Bond Purchase Agreement. In making any such payment from the Project Fund, the Depositary may rely on any such orders and certifications delivered to it pursuant to Sections 4.03 and 4.04.
     Section 4.06. Establishment of Completion Date. The Completion Date shall be evidenced to the Lessor by a certificate of substantial completion listing the items to be completed or corrected, if any, and the amounts to be withheld therefor, signed by the Authorized Lessee Representative and approved by the Consulting Architect stating that, except for amounts retained by the Depositary for Costs of the Project not then due and payable, (i) construction of the Project has been substantially completed without material deviation from the Plans and Specifications and all labor, services, materials, and supplies used in such construction have been paid or provided for, (ii) all other facilities necessary in connection with the construction of the Project have been constructed, acquired, equipped, and installed substantially in accordance with the Plans and Specifications and all costs and expenses incurred in connection therewith have been paid or provided for, (iii) according to the “as built” survey of the Leased Premises or a certificate of the surveyor, the Building does not encroach on any other property or violate any setback or sideline requirements applicable to the Leased Premises, and (iv) a certificate of occupancy for the Project has been issued by appropriate local governmental authorities. Notwithstanding the foregoing, such certificate may state that it is given without prejudice to any rights against third parties which exist at the date of such certificate or which may subsequently come into being. The Consulting Architect shall certify the matters covered by (i) and (ii) above. It shall be the duty of the Lessee to cause the certificate contemplated by this Section to be furnished as soon as the construction of the Project shall have been substantially completed. If the Lessee undertakes additional Projects, it shall establish a Completion Date in accordance with the foregoing procedures.
     Section 4.07. Lessee Required to Pay Acquisition and Construction Costs in Event Project Funds Insufficient. In the event the moneys in the Project Fund advanced under the Bonds available for payment of the Costs of the Project shall not be sufficient to pay the Costs of the Project in full, the Lessee agrees to complete the acquisition, construction, equipping, and installation of the Project and to pay all that portion of the Costs of the Project as may be in excess of such moneys. The Lessor does not make any warranty, either express or implied, that such moneys which, under the provisions of this Lease, will be available for payment of the Costs of the Project, will be sufficient to pay all Costs of the Project. The Lessee agrees that if after exhaustion of such moneys the Lessee shall pay any portion of the Costs of the Project pursuant to the provisions of this Section, it shall not be entitled to any reimbursement therefor from the Lessor or from the Depositary or from the owner of the Bonds, nor shall it be entitled to any diminution of the Gross Rent. The obligation of the Lessee to complete the construction of the Project shall survive any termination of this Lease.
     Section 4.08. Authorized Lessee Representatives and Successors. The Lessee shall designate, in the manner prescribed in Section 1.01, the Authorized Lessee Representative. In

the event that any person so designated and his alternate or alternates, if any, should become unavailable or unable to take any action or make any certificate provided for or required in this Lease, a successor shall be appointed in the same manner.
     Section 4.09. Enforcement of Remedies against Contractors and Subcontracts and Their Sureties and Against Manufacturers. The Lessee covenants that it will take such action and institute such proceedings as shall be necessary to cause and require all contractors and subcontractors and material suppliers to complete their contracts diligently in accordance with the terms of such contracts, including, without limitation, the correction of any defective work, with all expenses incurred by the Lessee in connection with the performance of its obligations under this Section to be considered part of the Costs of the Project. The Lessor agrees that the Lessee may, from time to time, in its own name, or in the name of the Lessor, take such action as may be necessary or advisable, as determined by the Lessee, to insure the construction of the Project in accordance with the terms of the Construction Contracts and the Plans and Specifications, to insure the peaceable and quiet enjoyment of the Project for the Lease Term, and to insure the performance by the Lessor of all covenants and obligations of the Lessor under this Lease, with all costs and expenses incurred by the Lessee in connection therewith to be considered as part of the Costs of the Project. Any amounts recovered by way of penalties or damages, whether liquidated or actual, for delays in completion by a contractor, and any other amounts recovered by way of damages, refunds, adjustments, or otherwise in connection with the foregoing prior to the Completion Date, less any unreimbursed legal expenses incurred to collect the same, shall be paid into the Project Fund and, after the Completion Date, shall be disbursed to the Lessee.
     The Lessee covenants that it will take such action and institute such proceedings as shall be necessary to cause and require any manufacturers of the Leased Equipment and any dealer to fulfill their warranties and contractual responsibilities diligently in accordance with the terms of any purchase, lease, or installation contracts, including, without limitation, the correction of any defective parts or workmanship, with all expenses incurred by the Lessee in connection with the performance of its obligations under this Section to be considered part of the Costs of the Project. The Lessor agrees that the Lessee may, from time to time, take such action as may be necessary or advisable, as may be determined by the Lessee, to insure the conformity of the Leased Equipment to the specifications therefor, with all costs and expenses incurred by the Lessee in connection therewith to be considered as part of the Costs of the Project.
     Section 4.10. No Agency Relationships. The Lessor and the Bondholder do not assume the duties of the contractor or architect of the Project or of any Additions or Alterations and shall be under no obligation to construct or supervise the construction of any Additions or Alterations or to make any inspections of the improvements related thereto, and it is further understood and agreed that any inspection by the Lessor or its agents of the Project or of any Additions or Alterations, whether paid for by the Lessee or its successors in title, is for the sole purpose of protecting the title of the Lessor to the Project, and the Lessee shall not be entitled to claim any loss or damage against the Lessor or its agents or employees for the failure of the Lessor’s agents or employees to properly discharge their responsibilities to the Lessor.
     Section 4.11. Investment of Funds and Accounts. Subject to Section 5.3 of the Bond Purchase Agreement, any moneys held as a part of the Project Fund, or any other special trust funds shall be invested or reinvested by the Depositary at the written direction of the Authorized Lessee Representative, to the extent permitted by State law, in such Permitted Investments as may be designated by the Lessee. The Depositary may make any and all such investments through its own bond or investment department.
     The investments so purchased shall be held by the Depositary and shall be deemed at all times a part of the Project Fund or the trust account described in the preceding paragraph, as the case may be, and the interest accruing thereon and any profit realized therefrom shall be credited as provided in Section 5.3 of the Bond Purchase Agreement to such fund or account, and any losses resulting from such investments shall be charged to such fund or account therein and paid by the Lessee.
[End of Article IV]

EFFECTIVE DATE OF THIS LEASE; DURATION OF LEASE TERM;
RENTAL PROVISIONS; NATURE OF OBLIGATIONS OF LESSEE
     Section 5.01. Effective Date of this Lease; Duration of Lease Term. This Lease shall become effective upon its delivery and shall be in full force and effect until midnight, July 1, 2017 subject to the provisions of this Lease permitting earlier termination or extension of the Lease Term (including particularly Articles X and XI), or if the Bonds have not been paid or retired, until such date as such payment or provision shall have been made; provided, however, that the covenants and obligations expressed herein to so survive shall survive the expiration or earlier termination of this Lease.
     Section 5.02. Delivery and Acceptance of Possession. The Lessor agrees to deliver to the Lessee sole and exclusive possession of the Leased Premises upon execution and delivery of this Lease (subject to the right of the Lessor to enter thereon for inspection purposes and subject to the other provisions of Section 8.02), and the Lessee hereby accepts possession of the Leased Premises. The Lessor shall be permitted such continued possession of the Leased Premises as shall be necessary and convenient for it to construct or install or cause to be constructed or installed the Project and any Additions or Alterations and to make or cause to be made any repairs or restorations required or permitted to be made by the Lessor pursuant to the provisions hereof. The Lessor covenants and agrees that it shall not take any action, other than pursuant to Article X of this Lease, to prevent the Lessee from having quiet and peaceable possession and enjoyment of the Project during the Lease Term and shall, at the request of the Lessee and at the cost of the Lessee, cooperate with the Lessee in order that the Lessee may have quiet and peaceable possession and enjoyment of the Project.
     Section 5.03. Rents and Other Amounts Payable.
     (a) Basic Rent: Until the principal of, redemption premium, if any, and interest on the Bonds shall have been fully paid, the Lessee shall pay to the Bondholder for the account of the Lessor as rent for the Project the following amounts:
     (i) on or before each July 1, a sum equal to the amount payable on such date as interest on the Bonds, as provided in the Bond Purchase Agreement, and
     (ii) on or before July 1, 2017, a sum equal to the principal due on such date, which is the maturity date of the Bonds, as provided in the Bond Purchase Agreement.
     (b) Basic Rent General Provisions: Each payment of Basic Rent under this Section, due on an interest or principal payment date or redemption date until the Bonds are fully paid shall in all events be sufficient to pay the total amount of interest, principal, redemption requirement, and premium, if any, payable on the Bonds on the principal or interest payment date or on the redemption date. Any payment of Basic Rent not received by the Bondholder when due shall continue as an obligation of the Lessee until paid and shall bear interest at the rate of interest on the Bonds.

     (c) Additional Rent:
     (i) The Lessee agrees that during the Lease Term it shall pay directly to the Lessor an amount sufficient to pay the amounts set forth in Section 12.07. Such payments of Additional Rent shall be billed to the Lessee by the Lessor from time to time, together with a statement certifying that the amount billed has been incurred or paid by it for one or more of the above items. Amounts so billed shall be paid by the Lessee within thirty- (30-) days after receipt of the bill by the Lessee.
     (ii) The Lessee agrees that during the Lease Term it shall pay directly to any lessor of Leased Equipment to the Lessor, for the account of the Lessor, all rentals due under the leases relating to such Leased Equipment, as and when the same become due and payable.
     In the event the Lessee shall fail to make any of the payments required in this Section, the unpaid amount shall continue as an obligation of the Lessee until fully paid.
     Section 5.04. Place of Rental Payments. The Basic Rent shall be paid in lawful money of the United States of America directly to the Bondholder for the account of the Lessor. The Additional Rent provided for in clause (a) under the heading “Additional Rent” in Section 5.03 shall be payable directly to the Lessor. The Additional Rent provided for in clause (b) under the heading “Additional Rent” in Section 5.03 shall be paid directly to the lessor of the Leased Equipment.
     Section 5.05. Nature of Obligations of Lessee Hereunder.
     (a) The obligations of the Lessee to make pay the Gross Rent and the payments required in other sections hereof and to perform and observe any and all of the other covenants and agreements on its part contained herein shall be a general obligation of the Lessee and shall be absolute and unconditional irrespective of any defense or any rights of setoff, recoupment, or counterclaim, except payment, it may otherwise have against the Lessor. The Lessee agrees that it shall not (i) suspend, abate, reduce, abrogate, diminish, postpone, modify, or discontinue any payments provided for in Section 5.03, (ii) fail to observe any of its other agreements contained in this Lease, or (iii) except as provided in Section 11.01 and 11.02, terminate its obligations under this Lease for any contingency, act of God, event, or cause whatsoever, including, without limiting the generality of the foregoing, failure of the Lessee to occupy or to use the Project as contemplated in this Lease or otherwise, any change or delay in the time of availability of the Project, any acts or circumstances which may impair or preclude the use or possession of the Project, any defect in the title, design, operation, merchantability, fitness, or condition of the Project or in the suitability of the Project for the Lessee’s purposes or needs, failure of consideration, any declaration or finding that the Bonds are unenforceable or invalid, the invalidity of any provision of this Lease, any acts or circumstances that may constitute an eviction or constructive eviction, destruction of or damage to the Project, the taking by eminent domain of title to or the use of all or any part of the Project, failure of the Lessor’s title to the Project or any part thereof, commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the State or any political subdivision of either thereof or in the rules or regulations of any governmental authority, or any failure of the Lessor to perform and observe any agreement, whether express or implied, or any duty, liability, or obligation arising out of or connected with this Lease.

     (b) Nothing contained in this Section shall be construed to release the Lessor from the performance of any of the agreements on its part herein contained. In the event the Lessor should fail to perform any such agreement on its part, the Lessee may institute such action against the Lessor as the Lessee may deem necessary to compel performance so long as such action does not abrogate the Lessee’s obligations hereunder. The Lessor hereby agrees that it shall not take or omit to take any action that would cause this Lease to be terminated. The Lessee may, however, at its own cost and expense and in its own name or in the name of the Lessor, prosecute or defend any action or proceeding or take any other action involving third persons which the Lessee deems reasonably necessary in order to secure or protect its right of possession, occupancy, and use hereunder, and in such event the Lessor hereby agrees to cooperate fully with the Lessee and to take all action necessary to effect the substitution of the Lessee for the Lessor in any such action or proceeding if the Lessee shall so request.
[End of Article V]

MAINTENANCE, TAXES, AND INSURANCE
     Section 6.01. Maintenance and Modification of Project by the Lessee. The Lessee agrees that during the Lease Term it shall at its own expense (i) keep the Project in as reasonably safe condition as its operations shall permit, (ii) keep the Building and all other improvements forming a part of the Project in good repair and in good operating condition, making from time to time, subject to the provisions of Section 6.02, all necessary and proper repairs thereto and renewals and replacements thereof, including external and structural repairs, renewals, and replacements, and (iii) use the Leased Equipment in the regular course of its business only, within the normal capacity of the Leased Equipment, without abuse, and in a manner contemplated by the manufacturer thereof, and cause the Leased Equipment to be maintained in accordance with the manufacturer’s then currently published standard maintenance recommendations. Subject to the provisions of Section 8.10, the Lessee may, also at its own expense, from time to time make any Additions or Alterations to the Project that it may deem desirable for its purposes that do not adversely affect the operation or value of the Project. Subject to the provisions of Section 9.06, Additions or Alterations to the Project so made by the Lessee shall be on the Leased Premises and shall become a part of the Project, and shall become subject to the demise of this Lease. The Lessee further agrees that at all times during the construction of Additions or Alterations that cost in excess of $500,000 it shall maintain or cause to be maintained in full force and effect Builder’s Risk-Completed Value Form insurance to the full insurable value of such Additions or Alterations. The Lessee shall not permit any mechanics’ or materialmen’s or other statutory liens to be perfected or remain against the Project for labor or materials furnished in connection with any Additions or Alterations so made by it, provided that it shall not constitute an event of default hereunder upon such lien being filed, if the Lessee shall promptly notify the Lessor of any such liens, and the Lessee in good faith promptly contests such liens in accordance with the provisions of Section 6.08. The Lessee shall not do or permit others under its control to do any work in or about the Project or related to any repair, rebuilding, restoration, replacement, alteration of, or addition to the Project, or any part thereof, unless the Lessee shall have first procured and paid for all requisite municipal and other governmental permits and authorizations. All such work shall be done in a good and workmanlike manner and in compliance with all applicable building, zoning, and other laws, ordinances, governmental regulations, and requirements and in accordance with the requirements, rules, and regulations of all insurers under the policies required to be carried under the provisions of this Lease.
     Section 6.02. Removal of Leased Equipment. The Lessor shall not be under any obligation to renew, repair, or replace any inadequate, obsolete, worn out, unsuitable, undesirable, or unnecessary Leased Equipment. If no Event of Default under this Lease shall have happened and be continuing, in any instance where the Lessee in its discretion determines that any items of Leased Equipment or parts thereof have become inadequate, obsolete, worn out, unsuitable, undesirable, or unnecessary, the Lessee may remove such items of Leased Equipment or parts thereof from the Leased Premises and (on behalf of the Lessor) sell, trade in, exchange, or otherwise dispose of them (as a whole or in part) without any responsibility or accountability to the Lessor therefor.

     The removal from the Project of any portion of the Leased Equipment pursuant to the provisions of this Section shall not entitle the Lessee to any abatement or diminution of the Gross Rent.
     Upon compliance with this Section, the Lessor agrees to deliver any bills of sale or releases in form and substance acceptable to the Lessee and which are deemed necessary by the Lessee with respect to the removal of such Leased Equipment from the demise of this Lease. The Lessee shall execute and deliver to the Lessor such documents as it may from time to time require to confirm the title of the Lessor (subject to this Lease) to any items of equipment and other personal property which under the provisions of this Section are to become a party of the Leased Equipment and shall pay all costs (including reasonable and actual attorneys’ fees) incurred in connection therewith.
     Section 6.03. Taxes, Other Governmental Charges, and Utility Charges. The Lessee shall duly pay and discharge, as the same become due and payable, (i) all taxes and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Project or any machinery, equipment, furnishings, or other property installed by the Lessee thereon, including, without limiting the generality of the foregoing, any taxes levied upon or with respect to the lease revenues and receipts of the Lessor from the Project, including all ad valorem taxes or payments in lieu of such taxes lawfully assessed upon the Lessee’s rights in and to the Project and all payments due under the PILOT Agreement, (ii) all utility and other charges incurred in the ownership, operation, maintenance, use, occupancy, and upkeep of the Project, and (iii) all assessments and charges lawfully made by any governmental body for public improvements that may be secured by a lien on the Project; provided, that with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Lessee shall be obligated to pay only such installments as are required to be paid during the Lease Term.
     If the Lessee shall first notify the Lessor of its intention so to do, the Lessee may, at its own expense and in its own name and behalf or in the name and behalf of the Lessor and in good faith, contest any such taxes, assessments, and other charges in accordance with the provisions of Section 6.08 and, in the event of any such contest, may permit the taxes, assessments, or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom.
     Section 6.04. Insurance Required. Throughout the Lease Term, the Lessee shall keep the Project or cause the same to be kept continuously insured against such casualties, contingencies, and risks as are customarily insured against with respect to facilities of like size and type, paying as the same become due all premiums in respect thereto.
     Section 6.05. Application of Net Proceeds of Insurance. The Net Proceeds of the insurance carried pursuant to the provisions of Section 6.04 shall be paid and applied as provided in Section 7.01 or applied toward extinguishment or satisfaction of the liability with respect to which such insurance proceeds have been paid.

     Section 6.06. Additional Provisions Respecting Insurance. All insurance required by Section 6.04 shall be taken out and maintained in generally recognized responsible insurance companies qualified to do business in the State, selected by the Lessee and subject to the approval of the Lessor, which approval shall not be unreasonably withheld. All policies evidencing such insurance shall be subject to the approval of the Lessor, which approval shall not be unreasonably withheld. All policies evidencing such insurance shall provide for payment to the Lessor and the Lessee, as their respective interests may appear and the policies required by Section 6.04 shall name the Lessor as additional insured. A certificate or certificates of the insurers that such insurance is in force and effect shall be deposited with the Lessor, and prior to the expiration of any such policy the Lessee shall furnish the Lessor with evidence reasonably satisfactory to the Lessor that the policy has been renewed or replaced or is no longer required by this Lease. In lieu of separate policies, the Lessee may maintain one or more blanket policies of insurance having the coverage required by Section 6.04. All such policies shall provide that such insurance may not be modified adversely to the interests of the Lessor or canceled by the Lessor thereof before the Bonds have been fully paid without at least thirty (30) days’ notice to the Lessee and the Lessor.
     Section 6.07. Advances by the Lessor or the Bondholder. If the Lessee shall fail to maintain the insurance coverages required by this Lease or shall fail to pay the taxes and other charges required to be paid by this Lease or shall fail to keep the Project in as reasonably safe condition as its operation will permit or shall fail to keep the Building and the Leased Equipment in good repair and good operating condition, the Lessor or the Bondholder may (but shall be under no obligation to), after notifying the Lessee of its intention to do so, take out the required policies of insurance and pay the premiums on the same or pay the taxes or other charges or make the required repairs, renewals, and replacements, and all amounts so advanced therefor by the Lessor or the Bondholder shall become an additional obligation of the Lessee to the one making the advancement, which amounts, together with interest thereon from the date of payment at the prevailing rate charged prime corporate borrowers from time to time per annum on demand loans as announced from time-to-time as the “prime rate” in the Wall Street Journal plus two percent (2%), the Lessee agrees to pay on demand. Any remedy herein vested in the Lessor for the collection of rent shall also be available to the Lessor and the Bondholder for the collection of all such amounts so advanced.
     Section 6.08. Contest of Liens. In the event the Lessee in good faith contests amounts pursuant to Sections 6.01 or 6.03 of this Lease, the Lessee may permit the items so contested to remain undischarged and unsatisfied during the period of such contest and any appeal therefrom, provided the Lessee shall furnish the Lessor with an opinion of Independent Counsel stating that by nonpayment of such items the title of the Lessor as to any material part of the Project will not be materially and imminently endangered and neither the Project nor any material part thereof will be subject to imminent loss or forfeiture. If the Lessee is unable or otherwise fails to obtain such an opinion of Independent Counsel, the Lessee shall promptly cause to be satisfied and discharged all such unpaid items by payment thereof, by causing the lien to be transferred from the Project to other security as permitted by State law, or by payment of the amount so contested into a reserve held by the Lessor. Such reserve may be used by the Lessor to satisfy the items if action is taken to enforce the lien and such action is not stayed. Such reserve will be returned to the Lessee if the items are successfully contested. In the event the Lessee shall fail to pay any of the foregoing items required by this Section to be paid by the Lessee, the Lessor may (but shall be under no obligation to) pay the same, and any amounts so advanced therefor by the Lessor shall become an advance repayable in accordance with Section 6.07 of this Lease. The Lessor shall, at the expense of the Lessee, cooperate fully with the Lessee in any such contest.
[End of Article VI]

DAMAGE, DESTRUCTION, AND CONDEMNATION
     Section 7.01. Damage and Destruction. If, prior to the termination of this Lease, the Project is destroyed or is damaged (in whole or in part) by fire or other casualty, the Lessee shall promptly repair, rebuild, restore, or re-equip the Project to substantially the same condition thereof as existed prior to the event causing such damage or destruction with such changes, alterations, and modifications (including the substitution and addition of other property) as may be desired by the Lessee, and as will not impair the value or the character of the Project and shall apply for such purpose so much as may be necessary of any Net Proceeds of insurance resulting from such recovery, and the Lessee shall be obligated to continue to pay the Gross Rent. In the event the Net Proceeds are not sufficient to pay in full the costs of any such repair, rebuilding, restoration, or re-equipping, the Lessee shall nonetheless complete such work and shall pay that portion of the costs thereof in excess of the amount of such Net Proceeds.
     Section 7.02. Condemnation and Failure of Title. In the event that title to the Project shall fail or title to or the temporary use of the Project or any part thereof shall be taken under the exercise of the power of eminent domain by any governmental body or by any Person acting under governmental authority, the Lessee shall be obligated to continue to pay the Gross Rent.
     The Lessor shall cooperate fully with the Lessee in handling and conducting any prospective or pending condemnation proceeding with respect to the Project or any part thereof and shall, to the extent it may lawfully do so, permit the Lessee to litigate in any such proceeding in the name and behalf of the Lessor. In no event shall the Lessor voluntarily settle, or consent to the settlement of, any prospective or pending condemnation proceeding with respect to the Project or any part thereof without the prior written consent of the Lessee.
[End of Article VII]

ADDITIONAL COVENANTS
     Section 8.01. No Warranty of Condition or Suitability by the Lessor. The Lessor makes no warranty, either express or implied, as to the habitability, merchantability, condition, or workmanship of any part of the Project or that it will be suitable for the Lessee’s purposes or needs.
     Section 8.02. Access to Leased Premises and Records. The Lessor, for itself and its duly authorized representatives and agents, shall have the right, upon reasonable prior notice, to enter the Project at all reasonable times during the Lease Term for the purpose of (i) examining and inspecting the same, including any construction or reconstruction thereof, insofar as necessary to ascertain compliance with this Lease, and (ii) performing such work in and about the Project made necessary by reason of an Event of Default. The Lessor shall also have the right at all reasonable times to examine and make extracts from the books and records of the Lessee, insofar as such books and records relate to the repair and maintenance of the Project and insofar as necessary to ascertain compliance with this Lease.
     Section 8.03. Lessee to Maintain its Existence; Conditions Under Which Exceptions Permitted. Except as provided in the following sentence, the Lessee agrees that while this Lease is in effect it shall maintain its legal existence as a Mississippi corporation, shall not consolidate with or merge into another Person or permit one or more other Persons to consolidate with or merge into it, and shall not dissolve or otherwise dispose of all or substantially all of its assets. The Lessee may, without violating the agreement contained in this Section, consolidate with or merge into another domestic corporation (that is, a corporation organized and existing under the laws of one or more states of the United States of America), or permit one or more such domestic corporations to consolidate with or merge into it, or sell or otherwise transfer to another Person all or substantially all of its assets as an entirety and thereafter dissolve, provided the surviving, resulting, or transferee Person (i) is authorized to do business in the State, (ii) is a domestic corporation, partnership, or other entity, or if a natural person, is a resident of the United States of America, (iii) assumes in writing all of the obligations of the Lessee under this Lease, and (iv) obtains all licenses and permits required by law to operate the Project.
     Section 8.04. Qualification in the State. The Lessee warrants that it is, and while this Lease is in effect it will continue to be, duly qualified to do business in the State.
     Section 8.05. Granting of Easements. If no Event of Default under this Lease shall then be continuing, the Lessor, at the request of the Lessee, shall at any time or times grant easements, licenses, rights of way (including the dedication of public highways), and other rights or privileges in the nature of easements with respect to any property included in the Project, or the Lessor, at the request of the Lessee, shall release existing easements, licenses, rights of way, and other rights or privileges with or without consideration, and the Lessor agrees that it shall execute and deliver any instrument necessary or appropriate to confirm and grant or release any such easement, license, right of way, or other right or privilege upon receipt of (i) a copy of the instrument of grant or release, (ii) a written application signed by the Authorized Lessee

Representative requesting such instrument, and (iii) a certificate executed by the Authorized Lessee Representative stating that such grant or release will not impair the effective use or interfere with the operation of the Project. Any money consideration received in connection with the granting or release of an easement pursuant to this Section shall be paid to the Lessee. No grant or release effected under the provisions of this Section shall entitle the Lessee to any abatement or diminution of the Gross Rent.
     Section 8.06. Indemnity.
     (a) The Lessee shall and agrees to indemnify and save the Lessor and its directors, officers, members, and employees harmless against and from all claims by or on behalf of any Person arising from the conduct or management of or from any work or thing done on the Project and against and from all claims arising from (i) any condition of or operation of the Project, (ii) any breach or default on the part of the Lessee in the performance of its obligations under this Lease, (iii) any act or negligence of the Lessee or of any its agents, contractors, servants, employees, or licensees, or (iv) any act or negligence of any assignee or sublessee of the Lessee or of any agents, contractors, servants, employees, or licensees of any assignee or sublessee of the Lessee, provided, however, this indemnity shall not apply to any act of negligence or willful or intentional misconduct of the Lessor. The Lessee shall indemnify and save the Lessor harmless from and against all costs and expenses incurred in or in connection with any such claim arising as aforesaid from clauses (i), (ii), (iii), or (iv) above, or in connection with any action or proceeding brought thereon, including reasonable and actual attorneys’ fees as provided in Section 10.04 hereof, and upon notice from the Lessor, the Lessee shall defend it in any such action or proceeding.
     (b) Notwithstanding the fact that it is the intention of the parties that the Lessor and its directors, officers, members, and employees shall not incur pecuniary liability by reason of the terms of the Lessor Contracts, or the undertakings required of the Lessor thereunder or by reason of (i) the issuance of the Bonds, (ii) the execution of the Lessor Contracts, (iii) the performance of any act required by the Lessor Contracts, (iv) the performance of any act requested by the Lessee, or (v) any other costs, fees, or expenses incurred by the Lessor with respect to the Project or the financing thereof, including all claims, liabilities, or losses arising in connection with the violation of any statutes or regulations pertaining to the foregoing, nevertheless, if the Lessor should incur any such pecuniary liability, then in such event the Lessee shall indemnify and hold harmless the Lessor against all claims by or on behalf of any Person arising out of the same and all costs and expenses incurred in connection with any such claim or in connection with any action or proceeding brought thereon, including reasonable and actual attorneys’ fees as provided in Section 10.04 hereof, and upon notice from the Lessor, the Lessee shall defend the Lessor in any such action or proceeding; provided that if a court of competent jurisdiction determines that the provisions of Section 13-8-2 of the Official Code of Georgia Annotated are applicable to this Lease, the parties hereto agree that any agreement to indemnify contained in this Lease shall not extend to any liability for damages arising out of bodily injury to persons or damage to property caused by or resulting from the sole negligence of the Lessor or its agents or employees relative to the construction, alteration, repair, or maintenance of a building, structure, appurtenances, and appliances, including moving, demolition, and excavating connected therewith, it being understood and agreed that this exception is included herein to assure the validity and enforceability of the indemnity provision hereof under Georgia law, and, in particular, Section 13-8-2 of the Official Code of Georgia Annotated, and is not otherwise intended by the parties to narrow the indemnity provision hereof. The indemnity contained in this Section shall not apply to any acts of negligence or willful misconduct or intentional misconduct of the Lessor.
     (c) Nothing contained in this Section shall require the Lessee to indemnify the Lessor or its officials, directors, members, or employees for any claim or liability which the Lessee was not given any opportunity to contest or for any settlement of any such action effected without the Lessee’s consent (assuming such rights are available and have not been waived in writing by the Lessee). The indemnity of the Lessor and its officials, directors, members, and employees contained in this Section shall survive the termination of this Lease.
     Section 8.07. Use of Party Walls. If the Lessee purchases any unimproved part of or interest in the Leased Premises, pursuant to the provisions of Section 11.04 of this Lease, or otherwise acquires or leases other real property adjacent to the Leased Premises, the Lessee and the Lessor agree that all walls presently standing or hereafter erected by the Lessor or the Lessee as a part of the Project on or contiguous to the boundary line of the portion of or interest in the Leased Premises or other real property so purchased, acquired, or leased shall be party walls, and each party grants to the other a 10-foot easement adjacent to any such party wall for the purpose of inspection, maintenance, repair, and replacement thereof and the tying-in of new construction. If the Lessee utilizes any party wall for the purpose of tying in new construction that will be utilized under common control with the Project, the Lessee may also tie into the utility facilities on the Leased Premises for the purpose of serving the new construction and may remove any non-loadbearing wall panels in the party wall; provided, however, that if the property so owned, purchased, acquired, or leased by the Lessee ceases to be operated under common control with the Project, the Lessee covenants that it shall install non-loadbearing wall panels similar in quality to those that have been removed and shall provide separate utility services for the new construction.
     Section 8.08. Operation of Project and Safety Code. The Lessee warrants that throughout the Lease Term it shall operate the Project as poultry feed mill, administration, hatchery and live-haul facilities or cause the same to be operated as poultry feed mill, administration, hatchery, and live-haul facilities and shall continue to maintain the Project in compliance in all material respects with all applicable life and safety codes and all applicable building and zoning, health, and safety ordinances and laws, all applicable Environmental Laws, and all other applicable laws, ordinances, rules, and regulations of the United States of America, the State, and any political subdivision or agency thereof having jurisdiction over the Project, except those laws, ordinances, rules, and regulations, the non-compliance with which would not have a material adverse effect upon the ability of the Lessee to perform its obligations under this Lease.
     Section 8.09. Hazardous Waste. (a) In addition to and without limitation of all other representations, warranties, and covenants made by the Lessee under this Lease, the Lessee further represents, warrants, and covenants that, except as disclosed in writing to the Lessor, the Lessee has not and, to the best of its knowledge, any contractors with respect to the Project have not, used Hazardous Materials (as hereinafter defined) on, from, or affecting the Project in any manner which violates in any material respect any Environmental Laws, and that, to the best of the Lessee’s knowledge, after due investigation, no prior owner of the Project or any tenant, subtenant, prior tenant, or prior subtenant have used Hazardous Materials on, from, or affecting the Project in any manner which violates Environmental Laws. The Lessee shall keep or cause the Project to be kept free of Hazardous Materials except as otherwise provided in this Section.
     (b) Without limiting the generality of the foregoing, the Lessee shall not cause or permit the Project or any part thereof to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process Hazardous Materials, except in substantial compliance with all applicable Environmental Laws, nor shall the Lessee cause or permit, as a result of any intentional or unintentional act or omission on the part of the Lessee or any tenant or subtenant, a release of a reportable quantity of Hazardous Materials onto the Project or onto any other property. The Lessee shall substantially comply with and ensure substantial compliance by all tenants and subtenants with all applicable Environmental Laws, whenever and by whomever invoked, and shall obtain and comply with, and ensure that all tenants and subtenants obtain and comply with, any and all approvals, registrations, or permits required thereunder. The Lessee shall (i) conduct and complete all investigations, studies, samplings, and testing and all remedial, removal, and other actions necessary to clean up and remove all Hazardous Materials on, from, or affecting the Project during the Lease Term in accordance with all applicable Environmental Laws, and (ii) defend, indemnify, and hold harmless the Lessor from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise arising out of or in any way related to (x) the presence, disposal, release, or threatened release of any Hazardous Materials during the Lease Term which are on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise of the Project, or (y) any violation during the Lease Term of Environmental Laws or any policies or requirements of the Lessor, which are based upon or in any way related to such Hazardous Materials including, without limitation, reasonable and actual attorneys’ fees, investigation and laboratory fees, court costs, and litigation expenses. In the event of the termination of this Lease, the Lessee shall deliver the Project free of any and all Hazardous Materials so that the condition of the Project shall conform to all applicable Environmental Laws affecting the Project.
     (c) For purposes of this Section, “Hazardous Materials” includes, without limitation, any flammable explosives, radioactive materials, hazardous materials or wastes, hazardous or toxic substances, or related materials defined in any Environmental Law; provided, however, that Hazardous Materials shall not include, for purposes of this Section, nonfriable asbestos-containing products or cleaning products, medical supplies, or other substances used by the Lessee in the ordinary course of conduct of its operations at the Project. The provisions of this Section shall be in addition to any and all other obligations and liabilities the Lessee may have to the Lessor at common law or under Section 8.05 hereof and shall survive the termination of this Lease.
[End of Article VIII]

ASSIGNMENT, SUBLEASING, ENCUMBERING, AND SELLING;
REDEMPTION; RENT PREPAYMENTS AND ABATEMENT;
INSTALLATION OF LESSEE’S OWN MACHINERY AND EQUIPMENT
     Section 9.01. Assignment and Subleasing. The rights and obligations of the Lessee under this Lease may be assigned and delegated, and the Project may be subleased, as a whole or in part, by the Lessee without the necessity of obtaining the consent of the Lessor, subject, however, to each of the following conditions:
     (a) The assignee or sublessee shall meet the requirements for a successor corporation set forth in Section 8.03 hereof.
     (b) No assignment or sublease shall relieve the Lessee from primary liability for any of its obligations hereunder, and in the event of any such assignment or sublease, the Lessee shall continue to remain primarily liable for payment of the Gross Rent and for the payment, performance, and observance of the other obligations and agreements on its part herein provided to be performed and observed by it.
     (c) The assignee or sublessee shall assume in writing the obligations of the Lessee under the Lessee Contracts to the extent of the interest assigned or subleased.
     (d) The Lessee shall furnish or cause to be furnished to the Lessor assurances reasonably satisfactory to the Lessor that the Project will continue to be operated as a “project” within the meaning of the Act.
     (e) No such assignment or sublease shall give rise to a novation.
     (f) The Lessee shall, within thirty (30) days after the execution thereof, furnish or cause to be furnished to the Lessor a true and complete copy of each such assignment or sublease, or assumption of the obligation, as the case may be. The Lessor shall have the right, at any time and from time to time, to notify any assignee or sublessee of the rights of the Lessor as provided by this Section.
     The Lessor confirms and recognizes that the right of possession of sublessees of the Lessee to the Leased Premises and their other rights arising out of the subleases shall not be affected or disturbed in any way by the Lessor or by the exercise of any rights or remedies by the Lessor for any reason other than one which would entitle the Lessee under the subleases to dispossess the sublessees from the Leased Premises or which would constitute an event of default under the subleases.
     This Lease has been executed in several counterparts. No assignments of an ownership or security interest this Lease may be made other than by transfer of counterpart number 1.
     Section 9.02. Restrictions on Sale, Encumbrance, or Conveyance of the Project by the Lessor. The Lessor agrees that it shall not (1) directly, indirectly, or beneficially sell,

convey, or otherwise dispose of any part of its interest in the Project during the Lease Term, (2) permit any part of the Project or the Leased Premises to become subject to any lien, claim of title, encumbrance, security interest, conditional sale contract, title retention arrangement, finance lease, or other charge of any kind, without the written consent of the Lessee, and (3) assign, transfer, or hypothecate (other than pursuant to the Bond Purchase Agreement) any payment of rent (or analogous payment) then due or to accrue in the future under any lease of the Project or the Leased Premises, except that if the laws of the State at the time shall permit, nothing contained in this Section shall prevent the consolidation of the Lessor with, or merger of the Lessor into, or transfer of the Project as an entirety to, any public body of the State whose property and income are not subject to taxation and which has authority to carry on the business of owning and leasing the Project, provided, that upon any such consolidation, merger, or transfer, the due and punctual payment of the principal of, premium, if any, and interest on the Bonds according to their tenor, and the due and punctual performance and observance of all the agreements and conditions of the Lessor Contracts to be kept and performed by the Lessor, shall be expressly assumed in writing by the public body resulting from such consolidation or surviving such merger or to which the Project shall be transferred as an entirety.
     Section 9.03. Redemption of Bonds. The Lessor, at the written request of the Lessee at any time and if the Bonds are then callable or available for purchase, and if there are funds available therefor, shall forthwith take all steps that may be necessary under the applicable redemption or purchase provisions of the Bond Purchase Agreement to effect redemption or purchase of all or part of the then outstanding Bonds, as may be specified by the Lessee, on the earliest date on which such redemption or purchase may be made under such applicable provisions.
     Section 9.04. Prepayment of Rents. There is expressly reserved to the Lessee the right, and the Lessee is authorized and permitted, at any time it may choose, to prepay all or any part of the Gross Rent, and the Lessor agrees that the Bondholder shall accept such prepayments of rents when the same are tendered by the Lessee. All rents so prepaid shall at the written direction of the Lessee be credited toward the Gross Rent, in the order of their due dates, or applied to the retirement of the Bonds prior to maturity (either by redemption or purchase) in accordance with the Bond Purchase Agreement.
     Section 9.05. Installation of Lessee’s Own Machinery and Leased Equipment. The Lessee may from time to time, in its sole discretion and at its own expense, install fixtures, trade fixtures, machinery, equipment, furnishings, and other personal property in the Building or on the Leased Premises, which may be attached or affixed to the Building or the Leased Premises. All such fixtures, trade fixtures, machinery, equipment, furnishings, and other personal property shall remain the sole property of the Lessee, and the Lessee may remove the same from the Building or the Leased Premises at any time, in its sole discretion and at its own expense. The Lessee may create any mortgage, encumbrance, lien, or charge on any such fixtures, trade fixtures, machinery, equipment, furnishings, and other personal property. The Lessor shall not have any interest in or landlord’s lien on any such fixtures, trade fixtures, machinery, equipment, furnishings, or personal property so installed pursuant to this Section, and all such fixtures, trade fixtures, machinery, equipment, furnishings, and personal property shall be and remain identified as the property of the Lessee by appropriate tags or other markings.

     Section 9.06. Reference to Bonds Ineffective after Bonds Paid. Upon payment in full of the Bonds, all references in this Lease to the Bonds shall be ineffective, and the Bondholder shall not thereafter have any rights hereunder, saving and excepting those that shall have theretofore vested.
[End of Article IX]

EVENTS OF DEFAULT AND REMEDIES
     Section 10.01. Events of Default Defined. The following shall be “Events of Default” under this Lease, and the terms “Event of Default” or “Default” shall mean, whenever they are used in this Lease, any one or more of the following events:
     (a) The Lessee’s failure to pay the Gross Rent at the times specified therein and continuing for a period of five (5) days after notice by telegram, or if telegraphic service is not available, then after notice by mail, in the manner provided in Section 12.02 of this Lease, given to the Lessee by either the Lessor or the Bondholder, that the payment referred to in such notice has not been received.
     (b) The Lessee’s breach in any material respect of any representation or warranty contained in this Lease or the Lessee’s failure to observe, perform, or comply with any covenant, condition, or agreement in the Lessee Contracts on the part of the Lessee to be observed or performed, other than as referred to in subsection (a) of this Section, for a period of thirty (30) days after written notice specifying such breach or failure and requesting that it be remedied, given to the Lessee by the Lessor, unless the Lessor shall agree in writing to an extension of such time prior to its expiration. In the case of any such breach or default which cannot with due diligence be cured within such thirty (30) day period, it shall not constitute an Event of Default if corrective action is instituted by the Lessee within the applicable period and diligently pursued until the breach or default is corrected.
     Section 10.02. Remedies on Default. Whenever any Event of Default referred to in Section 10.01 hereof shall have happened and be subsisting, the Lessor, to the extent permitted by law, may take any one or more of the following remedial steps:
     (a) The Lessor may from time to time take whatever action at law or in equity or under the terms of this Lease may appear necessary or desirable to collect the rents and other amounts payable by the Lessee hereunder then due or thereafter to become due, or to enforce performance and observance of any obligation, agreement, or covenant of the Lessee under this Lease.
     (b) Whether or not the Lessor shall have collected any current damages, the Lessor shall, at its option, be entitled to recover from the Lessee, and the Lessee shall pay to the Lessor on demand, as and for liquidated and agreed final damages for the Lessee’s default and in lieu of all current damages beyond the date of such demand, an amount equal to all unpaid installments of Basic Rent and other amounts payable as hereinafter defined if the Bonds are then outstanding and unpaid, and if any statute or rule of law shall validly limit the amount of such liquidated final damages to less than the amount agreed upon, the Lessor shall be entitled to the maximum amount allowable under such statute or rule of law. The term “all unpaid installments of Basic Rent and other amounts payable” shall mean an amount equal to the entire principal amount of the Bonds then outstanding, together with any applicable redemption premiums and all interest accrued or to accrue on and prior to the next succeeding redemption date, and plus any other payments due or to become due hereunder.
     (c) If the Event of Default results from the Lessee’s failure to pay any amount due under the PILOT Agreement, then the Lessor shall have the right to terminate this Lease by giving an additional written notice to the Lessee of the Lessor’s intention to exercise its right of termination unless the Event of Default is cured within forty-five (45) days after the date of the Lessee’s receipt thereof. If the Event of Default is cured within such forty-five (45) day period, this Lease shall remain in full force and effect. If the Event of Default is not cured within such forty-five (45) day period, then the Lessor shall complete the exercise of its right of termination by execution and delivery of a quitclaim deed of all of the Lessor’s right, title, and interest in and to the Project, whereupon the Lease Term shall end and terminate.
     No action taken pursuant to this Section shall relieve the Lessee from its obligation to pay the Gross Rent, which shall survive any such action, and the Lessor may take whatever action at law or in equity as may appear necessary and desirable to collect the rents and other amounts then due and thereafter to become due or to enforce the performance and observance of any obligation, agreement, or covenant of the Lessee hereunder.
     Section 10.03. Remedies Exclusive. The remedies herein expressly conferred upon the Lessor are intended to be exclusive of all other remedies existing at law or in equity or by statute. Without limiting the generality of the foregoing, and notwithstanding the foregoing provisions of this Article, and notwithstanding any other term or provision of this Lease, and notwithstanding any statutory, decisional, or other law to the contrary, in no event shall the Lessor have any right to terminate this Lease, to enter upon and take possession of the Project, to judicially obtain the dispossession of the Lessee or the repossession of the Project, or otherwise to obtain possession of the Project, by reason of the occurrence of any Event of Default by the Lessee hereunder. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Lessor to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. The Bondholder shall be deemed a third party beneficiary of all covenants and agreements herein contained.
     Section 10.04. Lessee to Pay Fees and Expenses. In the event the Lessee should default under any of the provisions of this Lease and the Lessor should employ attorneys, accountants, or other experts or incur other expenses for the collection of rents and other amounts due hereunder or the enforcement of performance or observance of any obligation or agreement on the part of the Lessee herein contained, the Lessee agrees that it shall on demand therefor pay to the Lessor the reasonable and actual fees of such attorneys, accountants, or other experts and such other expenses so incurred by the Lessor. Any attorneys’ fees required to be paid by the Lessee under this Lease shall include attorneys’ and paralegals’ fees through all proceedings, including, but not limited to, negotiations, administrative hearings, trials, and appeals.

     Section 10.05. Waiver of Events of Default. The Lessor may waive any Event of Default hereunder and its consequences or rescind any declaration of acceleration of payments of the rents and other amounts due hereunder. In case of any such waiver or rescission, or in case any proceeding taken by the Lessor on account of any such Event of Default shall be discontinued or abandoned or determined adversely to the Lessor, then and in every such case the Lessor and the Lessee shall be restored to their former position and rights hereunder, but no such waiver or rescission shall extend to or affect any subsequent or other Event of Default or impair or exhaust any right, power, or remedy consequent thereon.
     Section 10.06. Force Majeure. If by reason of force majeure the Lessee is unable in whole or in part to carry out its agreement on its part herein contained, other than the obligations on the part of Lessee to pay the Gross Rent, Lessee shall not be deemed in default during the continuance of such inability. The term “force majeure” as used herein shall mean, without limitation, the following: acts of God, strikes, lockouts or other industrial disturbances; act of public enemies, orders or restraints of any kind of the government of the United States of America or the State or any of their departments, agencies or officials, or any civil or military authority; insurrections; riots; landslides; earthquakes; fires; storms; droughts; floods; or explosions.
[End of Article X]

OPTIONS IN FAVOR OF LESSEE; OPTIONS IN FAVOR OF AUTHORITY
     Section 11.01. General Options to Terminate Lease Term. Notwithstanding the existence of an Event of Default, or an event or circumstance that could, with the passage of time give rise to an Event of Default, the Lessee shall have, and is hereby granted, the following options to terminate the Lease Term:
     (a) at any time prior to full payment of the Bonds, the Lessee may terminate the Lease Term by (i) paying to the Bondholder an amount which will be sufficient to pay, retire, and redeem the Bonds in accordance with the provisions of the Bond Purchase Agreement (including, without limiting the generality of the foregoing, principal, redemption premium, if any, and interest to maturity or earliest applicable redemption date, as the case may be), (ii) in the case of redemption, making arrangements satisfactory to the Lessor for the giving of the required notice of redemption, (iii) paying to the Lessor any and all sums then due to the Lessor under this Lease, and (iv) otherwise complying with the provisions of Section 7.2 of the Bond Purchase Agreement, and
     (b) upon full payment of the Bonds and of any and all sums then due to the Lessor under this Lease prior to the end of the Lease Term, the Lessee may terminate the Lease Term by giving the Lessor notice in writing of such termination, which shall forthwith become effective.
     At any time within one hundred eighty (180) days after the expiration or sooner termination of the Lease Term, the Lessee shall also have, and is hereby granted, the option to purchase the Project for a purchase price of One Dollar ($1.00), which shall be paid directly to the Lessor for its own account and any and all other sums then due to the Lessor under this Lease. To exercise such option, the Lessee shall give written notice of exercise to the Lessor. The purchase of the Project shall be closed within sixty- (60-) days from the date of such notice.
     Section 11.02. Option to Prepay Rent and Redeem Bonds at Prior Optional Redemption Dates. The Lessee shall have the option to prepay rent due related to the Bonds and other amounts payable under this Lease in such manner and amounts as will enable the Lessor to redeem the Bonds prior to maturity, in whole or in part on any date, as provided in Section 7.2 of the Bond Purchase Agreement in accordance with the procedures set forth in the Bond Purchase Agreement. The rents and other amounts payable by the Lessee in the event of its exercise of the option granted under this Section shall be the amount necessary to pay principal, all interest to accrue to the redemption date, the applicable redemption premium, as provided in Section 7.2 of the Bond Purchase Agreement, and any redemption expense.
     Section 11.03. Option to Purchase Unimproved Land. If no Event of Default under this Lease shall have occurred and then be continuing, the Lessee shall have, and is hereby granted, the option to purchase any part of the Leased Premises on which neither the Building nor any of the Leased Equipment is situated (although transportation or utility facilities may be located thereon), at any time following the Completion Date and from time to time thereafter, at and for a purchase price of One Dollar ($1.00), provided that the Lessee furnishes the Lessor with the following:

     (a) a notice in writing containing (i) an adequate legal description of that portion of the Leased Premises with respect to which such option is to be exercised, and (ii) a statement that the Lessee intends to exercise its option to purchase such portion of the Leased Premises on a dated stated, which shall not be less than thirty (30) days nor more than one hundred twenty (120) days from the date of such notice,
     (b) a certificate of the Lessee to the effect that neither the Building nor the Leased Equipment are located on the portion of the Leased Premises with respect to which the option is to be exercised, accompanied by a plat of survey of the Leased Premises certified by a registered surveyor of the State, depicting (i) the boundaries of the portion of the Leased Premises with respect to which the option is to be exercised, (ii) all improvements located on the property surveyed and the relation of the improvements by distances to the boundaries of the portion of such property with respect to which the option is to be exercised, and (iii) all easements and rights of way with recording data and instruments establishing the same, and
     (c) an amount of money equal to the purchase price computed as provided in this Section, to be deposited with the Lessor.
     Section 11.04. No Obligation to Purchase Project. The Lessee shall be under no obligation to purchase the Project.
     Section 11.05. Conveyance on Exercise of Option to Purchase. At the closing of any purchase pursuant to the exercise of any option to purchase granted herein, the Lessor shall upon receipt of the purchase price deliver to the Lessee documents conveying to the Lessee good and marketable title (of the same quality as received by the Lessor) to the property being purchased, as such property then exists, subject to the following: (i) those liens and encumbrances (if any) to which title to said property was subject immediately following the execution and delivery of the Bonds but excluding the Lessor Contracts, (ii) those liens and encumbrances created by the Lessee or to the creation or suffering of which the Lessee consented, and (iii) those liens and encumbrances resulting from the failure of the Lessee to perform or observe any of the agreements on its part contained in this Lease.
     Section 11.06. Public Purpose of Option to Purchase. The Lessor and the Lessee acknowledge that the options to purchase the Project granted in this Article are a material inducement to the Lessee to operate the Project on behalf of the Lessor and that in granting such options the Lessor is considering the entire transaction as a whole, including the promotion and expansion for the public good and welfare industry and trade within Cook County and the reduction of unemployment to the greatest extent possible, and the fact that as a condition to the exercise of the options all indebtedness with respect to the Project will have been paid in full.
[End of Article XI]

MISCELLANEOUS
     Section 12.01. Quiet Enjoyment. The Lessor agrees that so long as the Lessee shall fully and punctually pay all of the rents and other amounts provided to be paid hereunder by the Lessee and shall fully and punctually perform all of its other covenants and agreements hereunder, the Lessee shall peaceably and quietly have, hold, and enjoy the Project during the Lease Term without hindrance or molestation from parties claiming by, through, or under the Lessor.
     Section 12.02. Notices. All notices, certificates, or other communications hereunder shall be sufficiently given and shall be deemed given when mailed by certified mail, postage prepaid, return receipt requested, addressed as follows:

If to the Lessor:	Adel Industrial Development Authority
201 E. Fifth Street
P.O. Box 854
Adel, Georgia 31620-0854
Attention: Chairman

with a copy to:	Howard E. McClain, Esq.
201 E. Fifth Street
P.O. Box 854
Adel, Georgia 31620-0854

If to the Lessee:	Sanderson Farms, Inc. (Production Division)
225 North 13th Avenue
P.O. Box 988
Laurel, Mississippi 39441
Attention: CFO
     Any party named in this Section may, by notice given to each of the others, designate any additional or different addresses to which subsequent notices, certificates, or other communications shall be sent.
     Section 12.03. Recording. This Lease, or an appropriate notice hereof, shall be recorded in all offices as may at the time be provided by law as the proper place for recordation.
     Section 12.04. Construction and Binding Effect. This Lease constitutes the entire agreement of the parties concerning the subject matter hereof and supersedes any prior agreements with respect thereto. This Lease shall inure to the benefit of and shall be binding upon the Lessor, the Lessee, and their respective successors and assigns subject, however, to the limitations contained in Sections 8.03, 9.01, and 9.02.

     Section 12.05. Severability. In the event any provision of this Lease shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.
     Section 12.06. Amounts Remaining in Funds. It is agreed by the parties hereto that any amounts remaining in the Project Fund or other funds provided for herein upon expiration or sooner termination of the Lease Term, as provided in this Lease, after payment in full of the Bonds and all sums due and owing to the Lessor, shall belong to and be paid to the Lessee by the Lessor as overpayment of rents.
     Section 12.07. Fees Paid by the Lessee. Except as Section 4.03 hereof permits the payment or reimbursement thereof, the Lessee shall pay all fees and expenses relating to this Lease, including but not limited to, the expense of examination of title, premiums of owner’s title insurance, costs of all supplemental examinations and certifications of title, any recording fee and tax upon this Lease, and reasonable and actual attorneys’ fees of the Lessor and the County. In case the Lessor, with the written consent of the Lessee, pays or advances any money for fees, surveys, recording, recording tax, examination of title, an owner’s title insurance policy, preparation of documents, any expenses incurred in the completion of this transaction, the payment of any insurance premiums, encumbrance, tax, assessment, or other charge or lien upon the Project, or any other amounts necessary for the payment of the cost of improvements, the same shall be advances payable in accordance with Section 6.07 of this Lease.
     Section 12.08. Amendments, Changes, and Modifications. This Lease may not be amended, modified, altered, or terminated, and the observance of any term thereof may not be waived, except in a writing signed by both the Lessor and the Lessee, and consented to by the Bondholder.
     Section 12.09. Execution of Counterparts. This Lease may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
     Section 12.10. Law Governing Construction of this Lease. This Lease is prepared and entered into with the intention that the laws of the State of Georgia, exclusive of such State’s rules governing choice of law, shall govern its construction.
     Section 12.11. Covenants Run with Leased Premises. The covenants, agreements, and conditions herein contained shall run with the property and premises hereby leased and shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and assigns.
     Section 12.12. No Merger. There shall be no merger of this Lease or the leasehold estate created hereby with the fee simple estate in the Project or any part thereof, by reason of the fact that the same person or entity may acquire, own, or hold, directly or indirectly, this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate, and the fee simple estate in the Project or any interest in such fee simple estate, and this Lease shall not be terminated except as expressly provided herein.

     Section 12.13. Net Lease. This Lease shall be deemed and construed to be a “net, net, net lease,” and the Lessee shall pay absolutely net during the Lease Term the rent and all other payments required hereunder, free of any deductions, without abatement, diminution, or set-off other than those herein expressly provided.
     Section 12.14. Surrender of Project. Except as otherwise provided in this Lease, at the expiration or sooner termination of the Lease Term, the Lessee agrees to surrender possession of the Project peaceably and promptly to the Lessor in as good condition as at the commencement of the Lease Term, excepting only ordinary wear, tear, and obsolescence, and damage by fire or other casualty or condemnation which the Lessee is not obligated by this Lease to repair.
     Section 12.15. Immunity of Members, Officers, and Employees of Lessor. No recourse shall be had for the enforcement of any obligation, covenant, promise, or agreement of the Lessor contained in this Lease or for any claim based hereon or otherwise in respect hereof or upon any obligation, covenant, promise, or agreement of the Lessor contained in the Lessor Contracts against any director, member, officer, or employee, as such, in his individual capacity, past, present, or future, of the Lessor, or any successor corporation, whether by virtue of any constitutional provision, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being expressly agreed and understood that the Lessor Contracts are solely corporate obligations of the Lessor payable only from the funds and assets of the Lessor herein specifically provided to be subject to such obligation and that no personal liability whatsoever shall attach to, or be incurred by, any director, member, officer, or employee, as such, past, present, or future, of the Lessor, or of any successor corporation, either directly or through the Lessor, or any successor corporation, under or by reason of any of the obligations, covenants, promises, or agreements entered into between the Lessor and the Lessee whether contained in the Lessor Contracts or to be implied herefrom or therefrom as being supplemental hereto or thereto, and that all personal liability of that character against every such director, member, officer, and employee is, by the execution of this Lease and as a condition of and as part of the consideration for the execution of this Lease, expressly waived and released. The immunity of directors, members, officers, and employees of the Lessor under the provisions contained in this Section shall survive the completion of the Project and the termination of this Lease.
[End of Article XII]

Signatures and Seals
     In Witness Whereof, the Lessor has executed this Lease by causing its name to be hereunto subscribed by its Chairman and by causing the official seal of the Lessor to be impressed hereon and attested by its Secretary; and the Lessee has executed this Lease by causing its name to be hereunto subscribed by its Treasurer and Chief Financial Officer and by causing the corporate seal of the Lessee to be impressed hereon and attested by its Secretary; all being done as of the day and year first above written but actually executed by the Lessor on August 14, 2006, and by the Lessee on August 15, 2006.

Very truly yours,

Adel Industrial Development Authority

(Seal)	By:	/s/ Ray Brooks

Chairman

Attest:

/s/ Billy A. Barfield

Secretary

The foregoing is hereby agreed to as of the date thereof.

Sanderson Farms, Inc. (Production Division)

/s/ D. Michael Cockrell

Authorized Officer

Exhibit A
Description of Leased Premises
PARCEL 1 (Part of Feed Mill Site):
All that tract or parcel of land situate, lying and being in Land Lot 408 in the 9th Land District of Cook County, Georgia, containing 97.42 acres and being more particularly described as follows: Begin at the intersection of the south land lot line of Land Lot 408 with the westerly right of way of the Southern Railroad; thence South 88 degrees 04 minutes 06 seconds West a distance of 558.04 feet; thence North 88 degrees 31 minutes 54 seconds West a distance of 1244.92 feet; thence North 19 degrees 31 minutes 41 seconds West a distance of 1457.27 feet; thence North 70 degrees 28 minutes 19 seconds East a distance of 478.27 feet; thence North 19 degrees 31 minutes 41 seconds West a distance of 350.04 feet; thence South 70 degrees 28 minutes 19 seconds West a distance of 478.27 feet; thence North 19 degrees 31 minutes 41 seconds West a distance of 366.38 feet; thence North 85 degrees 41 minutes 22 seconds East a distance of 72.41 feet; thence South 83 degrees 45 minutes 16 seconds East a distance of 45.49 feet; thence North 12 degrees 57 minutes 59 seconds East a distance of 29.85 feet; thence North 63 degrees 10 minutes 45 seconds East a distance of 59.69 feet; thence North 27 degrees 52 minutes 39 seconds East a distance of 125.53 feet; thence North 33 degrees 13 minutes 50 seconds East a distance of 94.82 feet; thence North 27 degrees 17 minutes 55 seconds East a distance of 74.95 feet; thence North 57 degrees 58 minutes 15 seconds East a distance of 104.07 feet; thence North 67 degrees 53 minutes 30 seconds East a distance of 105.35 feet; thence South 77 degrees 36 minutes 03 seconds East a distance of 114.63 feet; thence North 87 degrees 05 minutes 21 seconds East a distance of 57.85 feet; thence South 78 degrees 55 minutes 19 seconds East a distance of 142.84 feet; thence North 79 degrees 28 minutes 57 seconds East a distance of 68.33 feet; thence North 85 degrees 32 minutes 26 seconds East a distance of 76.51 feet; thence South 68 degrees 44 minutes 41 seconds East a distance of 85.28 feet; thence North 60 degrees 20 minutes 55 seconds East a distance of 36.34 feet; thence North 86 degrees 38 minutes 33 seconds East a distance of 55.38 feet; thence North 55 degrees 23 minutes 36 seconds East a distance of 109.76 feet; thence North 73 degrees 55 minutes 13 seconds East a distance of 77.07 feet; thence North 71 degrees 55 minutes 11 seconds East a distance of 65.08 feet; thence North 10 degrees 58 minutes 08 seconds East a distance of 50.99 feet; thence North 52 degrees 20 minutes 38 seconds East a distance of 53.41 feet; thence North 72 degrees 00 minutes 06 seconds East a distance of 57.72 feet; thence South 71 degrees 37 minutes 18 seconds East a distance of 59.90 feet; thence North 25 degrees 43 minutes 40 seconds East a distance of 64.53 feet; thence North 46 degrees 07 minutes 18 seconds East a distance of 64.22 feet; thence South 19 degrees 31 minutes 41 seconds East a distance of 2882.64 feet to the point of beginning.
Said property is depicted as Tract 2 on a plat of survey prepared by Hogan Surveying Company, Inc. April 30, 2004, revised June 15, 2004 and recorded in Plat File 239, page 4, Cook County Deed Records. Said plat is by reference herein incorporated into and made a part of this description.

PARCEL 2 (Part of Feed Mill Site):
All that tract or parcel of land situate, lying and being in Land Lot 421 in the 9th Land District of Cook County, Georgia containing 10.30 acres and being more particularly described as follows: Begin at the intersection of the north land lot line of Land Lot 421 with the westerly right of way of Southern Railroad; thence South 19 degrees 31 minutes 41 seconds East a distance of 262.32 feet; thence South 88 degrees 04 minutes 06 seconds West a distance of 552.96 feet; thence North 88 degrees 31 minutes 54 seconds West a distance of 1277.67 feet; thence North 19 degrees 31 minutes 41 seconds West a distance of 260.28 feet; thence South 88 degrees 31 minutes 54 seconds East a distance of 1244.92 feet; thence North 88 degrees 04 minutes 06 seconds East a distance of 585.04 feet to the point of beginning.
Said property is depicted as Tract 3 on a plat of survey prepared by Hogan Surveying Company, Inc. April 30, 2004, revised June 15, 2004 and recorded in Plat File 239, page 4, Cook County Deed Records. Said plat is by reference herein incorporated into and made a part of this description.
PARCEL 3 (Hatchery Site):
All that tract or parcel of land situate, lying and being in Land Lots 361 and 376 in the 9th Land District of Cook County, Georgia, containing 16.42 acres and being more particularly described as follows: To locate the point of beginning commence at the intersection of the centerlines of Industrial Park Drive and Old Quitman Highway; thence North 86 degrees 42 minutes 01 seconds west a distance of 1248.50 feet to the point of beginning. From said point of beginning thence South 15 degrees 06 minutes 54 seconds East a distance of 376.55 feet; thence South 17 degrees 39 minutes 27 seconds East a distance of 315.83 feet; thence South 48 degrees 26 minutes 32 seconds West a distance of 247.42 feet; thence South 48 degrees 25 minutes 46 seconds West a distance of 231.80 feet; thence North 73 degrees 03 minutes 50 seconds West a distance of 615.42 feet; thence North 06 degrees 56 minutes 10 seconds East a distance of 801.20 feet to the southerly right of way of Industrial Park Drive; thence along an arc a distance of 22.48 feet which arc has a radius of 2204.28 feet a chord bearing of North 87 degrees 48 minutes 11 seconds East a chord length of 22.48 feet; thence North 87 degrees 30 minutes 40 seconds East a distance of 201.16 feet; thence along an arc a distance of 235.19 feet which arc has a radius of 3605.91 feet, a chord bearing of North 89 degrees 22 minutes 47 seconds East and a chord length of 235.15 feet; thence South 88 degrees 45 minutes 20 seconds East a distance of 198.06 feet to the point of beginning.
Said tract is depicted on a plat of survey prepared by Hogan Surveying Company, Inc. June 16, 2004 and recorded in Plat File 239, page 3B, Cook County Deed Records, which plat is by reference herein incorporated into and made a part of this description.

Exhibit B
Description of Leased Equipment
     All fixtures, trade fixtures, equipment, machinery, and other personal property located or to be located on the Leased Premises, which are acquired by the Lessor with proceeds of its Revenue Bonds (Sanderson Farms, Inc. (Production Division) Project), Series 2006, dated as of July 1, 2006.

Exhibit C
Project Fund Requisition
[Attached]

Certificate and Requisition for Payment
Date:                                         ,
Draw Request [                    ]
     Sanderson Farms, Inc. (Production Division) (the “Lessee”) hereby requests, pursuant to the Lease Agreement, dated as of July 1, 2006 (the “Lease”), by and between the Lessee and the Adel Industrial Development Authority (the “Lessor”), that the following amounts be disbursed to the following parties for the account of the Lessee from the Project Fund created under the Bond Purchase Agreement, dated as of July 1, 2006, between the Lessor and Sanderson Farms, Inc. (Production Division), as Purchaser:

Name of Payee	Nature of Disbursement	Amount
     The Lessee does hereby certify to the Lessor that, as of the date hereof, (1) the representations and warranties of the Lessee in the Lease are hereby ratified and confirmed and (2) the above-listed items are properly included within the definition “Costs of the Project” included within the Lease.

Sanderson Farms, Inc. (Production Division)
By:
Authorized Lessee Representative

Schedule A
Pending Litigation
None.